Exhibit 10.1

MASTER RECEIVABLES PURCHASE AGREEMENT
This MASTER RECEIVABLES PURCHASE AGREEMENT (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is made as of October 27, 2023 among The Scotts Company LLC, an Ohio limited liability company, as a seller and a servicer hereunder, and such other Subsidiaries of The Scotts Miracle-Gro Company (the “Company”), if any, as may become party hereto as a seller and a servicer hereunder through a Seller Joinder Agreement pursuant to the terms hereof (“Additional Sellers” each a “Seller” and collectively the “Sellers”), and JPMorgan Chase Bank, N.A. (together with its successors and permitted assigns, the “Purchaser”). Capitalized terms not otherwise defined herein shall have the meanings set forth on Annex A attached hereto, and the principles of interpretation set forth in Annex A hereto shall apply to this Agreement and each other Transaction Document.
RECITALS
WHEREAS, each Seller is a supplier of goods or services to the applicable account debtors listed on Schedule I hereto, as such Schedule I may be updated from time to time by adding or removing account debtors, in each case, with the prior written consent of the applicable Seller and the Purchaser (each, an “Account Debtor” and collectively the “Account Debtors”), and is the legal and beneficial owner of Receivables payable by each such Account Debtor to which it has supplied goods and services; and
WHEREAS, each Seller desires to sell certain Receivables to the Purchaser from time to time, and the Purchaser may, in its sole and absolute discretion, purchase from such Seller such Receivables, pursuant to the terms set forth in this Agreement.
NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.Sale and Purchase.
(a)Sale and Purchase Procedures. During the effectiveness of the Uncommitted Facility described below, each Seller may from time to time offer to sell to the Purchaser certain Offered Receivables by submitting to the Purchaser at least one (1) Business Day prior to any purchase of Offered Receivables by no later than 12:00 pm (New York time), a Purchase Request, either through the Site or, if the Site is not available, by manually delivering a Purchase Request in accordance with Section 10, and the Purchaser, in its sole and absolute discretion, may accept such offer and purchase from such Seller the Offered Receivables identified on such Purchase Request. If the Purchaser accepts such Purchase Request, then, subject to the satisfaction of the conditions precedent set forth in Section 1(e), the Purchaser shall and hereby does purchase from such Seller, and such Seller shall and hereby does sell to the Purchaser, all of such Seller’s right, title and interest (but none of such Seller’s obligations to the applicable Account Debtor) with respect to such Offered Receivables and all Related Rights with respect thereto as

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of the Purchase Date (all such Offered Receivables, once sold and purchased hereunder, together with all Related Rights with respect thereto, collectively, the “Purchased Receivables”).
(b)Uncommitted Facility.
(i)The Purchaser hereby advises to the Sellers that the purchase and sale facility hereunder is an uncommitted facility (the “Uncommitted Facility”) for purposes of purchasing Eligible Receivables hereunder up to an aggregate outstanding amount not to exceed the Program Limit. The establishment of the Uncommitted Facility and/or the Purchaser’s execution of this Agreement does not constitute a commitment, obligation or other undertaking of the Purchaser to purchase any Receivables from any Seller or otherwise extend credit or provide any financial accommodation to any Seller. Without limiting the generality of the foregoing, the Purchaser has the right, in its sole and absolute discretion, to decline to purchase any Offered Receivable that has been offered for sale to the Purchaser by any Seller at any time. The Uncommitted Facility may be terminated by the Purchaser or the Sellers at any time upon written notice delivered to the Purchaser or the Sellers, as applicable.
(ii)The Purchaser will consider Purchase Requests from time to time submitted to Purchaser by Seller under this Uncommitted Facility until the Purchase Termination Date, unless such facility is earlier terminated by the Purchaser in accordance with this Agreement. The Sellers may request an extension of the Purchase Termination Date for a period of up to one (1) year by an irrevocable notice substantially in the form of Annex E attached hereto (a “Facility Extension Request”) delivered to the Purchaser (unless otherwise agreed by the Purchaser) not more than sixty (60) days and not less than thirty (30) days before the then current Purchase Termination Date. If the Purchaser, in its sole and absolute discretion, agrees to such Facility Extension Request, the Purchaser shall deliver its written consent to such Facility Extension Request, and with the Purchaser’s delivery of such consent, the then current Purchase Termination Date shall be amended as set forth in such Facility Extension Request, effective as of the date of the then current Purchase Termination Date.
(c)Purchase Price. The purchase price for any Purchased Receivable shall be an amount equal to the difference of the Net Receivables Balance of such Purchased Receivable minus the Purchase Discount with respect to such Purchased Receivable (the “Purchase Price”). Purchaser shall pay the Purchase Price, denominated in Dollars, to Seller’s Account in immediately available funds on the applicable Purchase Date.

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(d)Limited Recourse; True Sale
(i)Except as otherwise provided in this Section 1(d), Section 5 and Section 7 (and the other indemnity and expense reimbursement provisions expressly contained in the Transaction Documents), each purchase of the Purchased Receivables is made without recourse to the applicable Seller and such Seller shall have no liability to the Purchaser for any Account Debtor’s failure to pay any Purchased Receivable when it is due and payable under the terms applicable thereto. Subject to the limited recourse described below and the other Recourse Obligations, the Purchaser agrees that it shall be responsible for the non-payment of any Purchased Receivable to the extent it is the result of an any financial inability to pay, general lack of creditworthiness, Insolvency Event, or other deterioration in financial or credit condition of an Account Debtor of the applicable Account Debtor, with such assumption of credit risk by the Purchaser (with respect to the Outstanding Purchase Price relating thereto only) being effective as of the Purchase Date for such Purchased Receivables. Notwithstanding the foregoing, the Purchaser shall have full and unconditional recourse to each Seller on account of (a) Receivables offered for sale which would cause the outstanding amount of Purchased Receivables for an Account Debtor to exceed the related Account Debtor Credit Limit (but only to the extent of such excess) and (b) non-payment by the L/C Issuer for any claims under the Letter of Credit; provided, however, that no such recourse to any Seller shall be available to the Purchaser to the extent the L/C Issuer does not honor the Letter of Credit as a result of the Purchaser failing to make a drawing on the Letter of Credit in accordance with the terms of Section 6 of this Agreement.
(ii)The Purchaser and the Sellers have structured the transactions contemplated by this Agreement as a purchase and sale of the Purchased Receivables, and the Purchaser and the Sellers agree to treat each such transaction as a “true sale” for all purposes under applicable law and accounting principles, including in their respective books, records, computer files, tax returns (federal, state and local), and regulatory and governmental filings (and shall reflect such sale in their respective financial statements). Each Seller will advise all persons inquiring about the ownership of the Receivables that all Purchased Receivables have been sold to the Purchaser. In the event that, contrary to the mutual intent of the parties hereto, any purchase of Purchased Receivables is not characterized as a sale, each Seller shall, effective as of the date hereof, be deemed to have granted to the Purchaser (and such Seller does hereby grant to the Purchaser) a first priority security interest in and to all right, title and interest of such Seller in, (x) all Purchased Receivables, (y) all Collections with respect to such Purchased Receivables, and (z) all proceeds of, and all amounts received or receivable under any or all of, the

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foregoing, in each case, to secure the repayment on demand of all amounts paid to the Sellers hereunder with accrued interest thereon at the Discount Margin, and this Agreement shall be deemed to be a security agreement. Each Seller hereby authorizes the Purchaser to, from time to time, file such UCC financing statements as the Purchaser may determine to be necessary or desirable to perfect the foregoing security interest and the ownership interest created by the sales of Receivables hereunder. Whether or not the expressed intent of the parties that the transfers hereunder constitute sales is respected or recharacterized, each of the Sellers and Servicers hereby irrevocably pledges, transfers and assigns to the Purchaser, and grants to the Purchaser, a first priority security interest in the Collection Account and all money, deposits, cash and instruments therein and all proceeds thereof to the extent such proceeds are solely attributable to Purchased Receivables, in order to secure all payment, performance and other obligations of each of the Sellers and Servicers hereunder and under the other Transaction Documents. With respect to any such grant of a security interest, the Purchaser may at its option exercise from time to time any and all rights and remedies available to it hereunder and under the other Transaction Documents, under the UCC or otherwise. Each Seller agrees that ten (10) Business Days shall be reasonable prior notice to such Seller of the date of any public or private sale or other disposition of all or any of the Purchased Receivables.
(iii)In addition, whether or not the expressed intent of the parties that the transfers hereunder constitute sales is respected or recharacterized, the Purchaser shall have, with respect to the Purchased Receivables, the Related Rights, the Collection Account and Collections that are solely and directly attributable to Purchased Receivables and proceeds (other than Excluded Receivable Proceeds) thereof, and in addition to all the other rights and remedies available to the Purchaser hereunder and under the Transaction Documents (whether prior to or following the Final Collection Date), all the rights and remedies of a secured party under any applicable UCC.
(iv)Notwithstanding anything to the contrary in this Agreement or any other Transaction Document (including without limitation each Account Control Agreement), from time to time (A) at any given time during the term of this Agreement, not all Collections in any Collection Account will be attributable to proceeds of the Purchased Receivables (such proceeds, “Excluded Receivable Proceeds”), (B) the Purchaser hereby agrees that, to the extent any Collections in any Collection Account at any time are Excluded Receivable Proceeds, the Purchaser shall have no claim, interest or security interest in any such Excluded Receivable Proceeds in any Collection Account and (C) the claim, interest or recourse for the Purchaser in connection with Collections in any Collection Account to

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which the Purchaser has a security interest in, and lien on, will solely be for Collections in any Collection Account that are directly attributable to Purchased Receivables.
(e)Conditions Precedent. Subject at all times to Section 1(b), each purchase of Offered Receivables described in a Purchase Request accepted by the Purchaser is subject to the satisfaction of the following conditions prior to the proposed Purchase Date, all to the satisfaction of the Purchaser, and the submission of each Purchase Request shall constitute a representation and warranty by the applicable Seller that each of the following conditions have been satisfied on or prior to the proposed Purchase Date:
(i)the Purchaser shall have received (A) a Purchase Request with respect to the Offered Receivables by at least 12:00 p.m. (New York time) one (1) Business Day prior to any such purchase, (B) all invoices issued to the Account Debtor that is an obligor on any such Offered Receivables and the related Contracts for such Offered Receivables, and (C) such additional supporting documentation with respect to such Offered Receivables that the Purchaser may have reasonably requested;
(ii)such Seller’s representations and warranties made under the Transaction Documents shall be true and correct in all material respects on such Purchase Date;
(iii)such Seller is in compliance in all material respects with all of its covenants under the Transaction Documents;
(iv)no Repurchase Event has occurred and is continuing on such Purchase Date, unless (A) such Seller has repurchased and paid (or is paying on such proposed Purchase Date) the full amount of the Repurchase Price for the affected Purchased Receivables pursuant to the terms of Section 5, (B) such repurchase or other payment is being effectuated on such proposed Purchase Date by payment in cash or by setoff by the Purchaser against the Purchase Price for the Offered Receivables or (C) the Purchaser otherwise agrees in writing;
(v)following the sale and purchase of the Offered Receivables set forth in the related Purchase Request, (A) the Outstanding Purchase Price will not exceed the Program Limit and (B) the Outstanding Purchase Price with respect to the Purchased Receivables payable by any Account Debtor will not exceed the Account Debtor Credit Limit for such Account Debtor;
(vi)no Insolvency Event shall have occurred and be continuing with respect to any Account Debtor obligated on the Offered Receivables described in such Purchase Request, and no Insolvency Event with respect to any Seller shall have occurred and be continuing;

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(vii)a Letter of Credit shall be in full force and effect; and
(viii)with respect to the Initial Purchase Date, the conditions precedent set forth in Annex B hereto shall have been satisfied on or prior to the Initial Purchase Date.
(f)Term. This Agreement shall continue in effect from the date hereof until the later of (i) the date on which the Uncommitted Facility has expired or been terminated and (ii) the Final Collection Date. For the avoidance of doubt, any purchase of Receivables hereunder shall be at the Purchaser’s sole and absolute discretion, notwithstanding the term of this Agreement contemplated in this Section 1(f). No termination of this Agreement shall affect those provisions hereof that are expressed or intended to survive termination hereof.
(g)Additional Sellers. The Company may request that any Subsidiary of the Company become an Additional Seller hereunder (a “Proposed Seller”); provided that the following conditions shall be satisfied on or prior to the date of such Proposed Seller becoming an Additional Seller hereunder:
(i)the Company shall have given the Purchaser at least twenty (20) Business Days prior written notice of such proposed addition and the identity of the Proposed Seller and shall have provided such information with respect to the Receivables or business of such Proposed Seller as the Purchaser shall have reasonably requested;
(ii)the Purchaser shall have provided its prior written consent to such Proposed Seller becoming an Additional Seller hereunder;
(iii)such Proposed Seller, each Seller and each Servicer shall have executed and delivered to the Purchaser a Seller Joinder Agreement; and
(iv)such Proposed Seller has delivered to the Purchaser such additional documents and information (including corporate organizational documents, officer’s certificates, corporate resolutions and tax, UCC, lien, judgment and similar searches), opinions of counsel and/or financing statements that the Purchaser shall reasonably request at such time (including opinions with respect to general corporate, enforceability, no conflict with law or material agreements, UCC and true sale matters).
(h)Unavailability and/or Replacement of Benchmark.
(i)Each Seller understands and acknowledges that Term SOFR Reference Rate could in the future be discontinued or become the subject of regulatory reform. In the event the Term SOFR Reference Rate cannot be ascertained for the relevant Discount Period in the manner described in the definition of “Term SOFR” hereunder and unless a Term SOFR Cessation

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Event has occurred, the Discount Margin shall be the “all-in” rate offered by the Purchaser and accepted by the applicable Seller at the time of the relevant Purchase Request.
(ii)If a Term SOFR Cessation Event has occurred, then the Purchaser and the Sellers shall endeavor to establish an alternate rate of interest to the Benchmark Rate that gives due consideration to the then prevailing market convention at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction or an increase of the Credit Spread); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Until an alternate rate of interest is determined in accordance with this clause (ii), the Discount Margin shall be the “all-in” rate offered by the Purchaser and accepted by the applicable Seller at the time of the relevant Purchase Request.
(iii)The Purchaser may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definitions herein, in each case pursuant to the terms of this Agreement, and shall have no liability to any Seller or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), in each case, for any calculation or any error in any such calculation of any such rate (or component thereof) provided by any such information source or service.
2.Collection and Servicing of Receivables.
(a)Appointment of Servicers. The Purchaser hereby appoints each Seller as its servicer and agent (in such capacity, a “Servicer”) for the administration and servicing of all Purchased Receivables, and each Seller hereby accepts such appointment and agrees to assume the duties and administration and servicing obligations as Servicer, and perform all necessary and appropriate commercial collection activities in arranging the timely payment of amounts due and owing by any Account Debtor all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, including diligently and faithfully performing all servicing and collection actions (including, if necessary, acting as party of record in foreign jurisdictions); provided, however, that such appointment as Servicer shall not release any Seller from any of its duties, responsibilities, liabilities and obligations resulting from or arising under the Transaction Documents. In connection with its servicing obligations, each Servicer will, and will ensure that it and each Seller will, perform its respective obligations and

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exercise its respective rights under the Contracts related to the Purchased Receivables with the same care and applying the same policies as it applies to its own Receivables generally and would exercise and apply if it owned the Purchased Receivables (the “Applicable Standard”). Each Seller shall perform the obligations of Servicer with respect to the Purchased Receivables in return for a fee (in each case, a “Servicing Fee”) equal to 0.20% from and out of the Purchase Price for each Purchased Receivable. The Servicer Fee shall expressly be provided for the benefit of any Servicer on account of such Servicer’s services required hereunder and shall be paid or allocated to or for the account of the Servicer on each Purchase Date out of (but not in addition to) the Purchase Price for each Purchased Receivable. For avoidance of doubt the Servicing Fee shall be represented as a portion of the Purchase Price paid for each Purchased Receivable (rather than an additional amount) and shall not be paid in the form of a separate wire or payment, but rather the applicable Seller shall allocate and account for the portion of the Purchase Price for each Purchased Receivable on its books and records that represents the Servicing Fee portion thereof on each applicable Purchase Date.
(b)Replacement of Servicers. The Purchaser may (i) upon two (2) Business Days prior written notice at any time after the occurrence and during the continuation of a Servicer Replacement Event that is an Insolvency Event (other than a proceeding by or against the Servicers as “debtor” in the United States Bankruptcy court, in which event replacement of Servicer shall not require notice and shall be automatic as described below) with respect to any Servicer and (ii) upon five (5) Business Days prior written notice from Purchaser to such Servicer at any time after the occurrence and during the continuation of any other Servicer Replacement Event, replace such Servicer (which replacement may be made through the outplacement to a Person of all back office duties, including billing, collection and processing responsibilities, and access to all personnel, hardware and software utilized in connection with such responsibilities); provided that the termination of each Servicer shall be automatic in the case of an Insolvency Event that constitutes a filing (voluntary or involuntary) in the United States Bankruptcy Code, with respect to any Servicer with respect to any Servicer. The Company shall promptly reimburse the Purchaser for all reasonable and out-of-pocket expenses incurred by the Purchaser in connection with such replacement.
(c)Collection Accounts and Account Debtor Instructions. Each Seller and Servicer hereby agree (i) to instruct each Account Debtor to make all payments made by such Account Debtor on account of Purchased Receivables directly to the applicable Collection Account, and to take any and all actions necessary (including those reasonably requested by the Purchaser) to ensure that all Collections on account of the Purchased Receivables are wired directly from each Account Debtor to the applicable Collection Account, without adjustment, setoff or deduction of any kind or nature, except as required by law, and (ii) not to change such payment instructions while any Purchased Receivable remains

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outstanding without the prior written consent of the Purchaser. The Collection Accounts may from time to time contain Excluded Receivable Proceeds (all such funds and proceeds, “Excluded Amounts”); provided that if any Excluded Amounts are deposited in, or credited to any Collection Account, the Servicer shall transfer such Excluded Amounts to an account of the Company other than a Collection Account (such an account, a “Company Concentration Account”) within two (2) Business Days of such deposit or credit thereof to the applicable Collection Account, as applicable; and provided, further, that the Collection Accounts shall be at all times subject to the control of the Purchaser pursuant to the Account Control Agreement and shall not at any time be subject to any charge, pledge, lien, security interest, encumbrance, adverse claim or control of or by any third party (other than (i) the Purchaser or (ii) as contemplated in the Lien Release and Intercreditor Agreement) pursuant to the Account Control Agreement. Notwithstanding the Purchaser’s security interest in, and lien on, and control of, the Collection Accounts, the Purchaser hereby agrees it has no claim, interest or recourse against Excluded Amounts and waives any and all claim, interest or recourse against any Excluded Amounts. If any Seller or Servicer receives a misdirected payment of a Purchased Receivable from any Account Debtor, such Seller or Servicer will promptly notify the Purchaser and immediately (and in any event within two (2) Business Day of obtaining knowledge of the receipt of such misdirected payment) remit the funds to the applicable Collection Account. Until remitted, the applicable Seller or Servicer will hold such funds in trust as the Purchaser’s exclusive property and safeguard such funds for the benefit of the Purchaser.
(d)Purchaser Account. Each Seller and Servicer agree to (i) deposit (and/or cause to be deposited) in the Purchaser Account all Collections received by such Seller or Servicer with respect to Purchased Receivables (whether such amounts were received by Seller or Servicer in a Collection Account, directly or otherwise) without adjustment, setoff or deduction of any kind or nature, except as required by law, as promptly as possible and in any event no later than the earlier of the immediately succeeding Tuesday or Thursday of each calendar week following receipt by the Seller, and (ii) to take any and all other reasonable actions, including reasonable actions requested by the Purchaser, to ensure that all amounts owing under the Purchased Receivables will be deposited in the Purchaser Account in a timely manner. No Collections attributable to Purchased Receivables shall be deemed received by the Purchaser for purposes of this Agreement until funds are credited to the Purchaser Account as immediately available funds or otherwise actually received by the Purchaser. Prior to being deposited into the Purchaser Account, funds received by a Seller or Servicer in respect of any Purchased Receivables remain, nevertheless, the exclusive property of the Purchaser, and each Seller and Servicer shall be deemed to be holding such funds in trust (and hereby agree to hold such funds in trust) for the exclusive use and benefit of the Purchaser. Neither the Servicer nor any Seller shall, directly or indirectly, utilize such funds for its own purposes, and shall not have any right to

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pledge such funds as collateral for any obligations of such Servicer or Seller or any other Person.
(e)Reconciliation of Collections, Reconciliation Reports and Weekly Reports. Each Seller and Servicer shall maintain the ability to identify, on a weekly basis, any Excluded Amounts in a Collection Account that were not transferred to a Company Concentration Account as provided in Section 2(c).  Pursuant to its servicing obligations under this Section 2, each Servicer shall be responsible for identifying, matching and reconciling any payments received in the Collection Account associated with the Excluded Amounts and, upon such identification of such Excluded Amounts, transfer such Excluded Amounts to a Company Concentration Account.  For any weekly period, on each Reconciliation Date during such week, each Servicer shall provide to the Purchaser a reconciliation report (in each case, a “Reconciliation Report”), in form and substance reasonably satisfactory to the Purchaser, of all such payments deposited into the Collection Account since the delivery of the immediately preceding Reconciliation Report delivered to the Purchaser, together with the number of days outstanding of all Purchased Receivables having Collections attributable to such Purchased Receivables deposited in the Collection Accounts and adjustments (including Dilution amounts and amounts subject to a Dispute, if any, with respect to the Purchased Receivables) for each Reconciliation Date during such week. In addition, on a weekly basis on a Business Day during each calendar week as agreed to by the applicable Seller and the Purchaser (each such date, a “Weekly Report Date”), each Seller shall provide to the Purchaser a weekly report (in each case, a “Weekly Report”), in form and substance reasonably satisfactory to the Purchaser, including such information agreed to by the Seller and Purchaser regarding portfolio Dilutions, Disputes and certain matters relating to the financial and liquidity condition of the Company and each applicable Seller at such time and during such week.
(f)Disputes, Dilutions and Repurchase Events. Each Seller and Servicer shall promptly provide the Purchaser written notice of the occurrence of any Dispute, Dilution or Repurchase Event with respect to any Purchased Receivable, in each case, of which it has knowledge, including reasonable detail with respect thereto, together with such information as the Purchaser reasonably requests with respect thereto.
(g)Rights of Purchaser. As owner of the Purchased Receivables, the Purchaser shall have no obligation to account for, to replace, to substitute, or to return any Purchased Receivables or Collections attributable to such Purchased Receivables to any Seller other than Purchased Receivables for which the Repurchase Price has been paid to the Purchaser in accordance with the terms hereof. Without limiting the foregoing, the Purchaser shall have the sole right to retain any gains or profits created by buying, selling or holding the Purchased Receivables. Each Seller and Servicer hereby acknowledges the right of the Purchaser, as owner of

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the Purchased Receivables, and authorizes the Purchaser, its designees and any successor Servicer, to take any and all steps in such Seller’s or Servicer’s name or on behalf of such Seller or Servicer necessary or desirable, in the Purchaser’s determination, to collect all amounts due under any and all Purchased Receivables, including (i) endorsing such Seller’s or Servicer’s name on checks and other instruments representing Collections on the Purchased Receivables, (ii) enforcing such Purchased Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment, and (iii) notifying Account Debtors of the Purchaser’s ownership interest and security interest in the Purchased Receivables; provided that, with respect to the rights in clauses (ii) and (iii) above, the Purchaser hereby agrees that the Purchaser will not exercise such rights with respect to any Purchased Receivable unless and until a Repurchase Event or Servicer Replacement Event (collectively, a “Trigger Event”) has occurred and is continuing. In furtherance of the foregoing, each Seller and Servicer agree, upon the occurrence and during the continuance of a Trigger Event, or solely with respect to any affected Purchased Receivable, a Repurchase Event and the affected Purchased Receivable has not been repurchased by a Seller, to facilitate, in a commercially reasonable manner, direct contact between each Account Debtor affected thereby and the Purchaser. Upon the Purchaser’s request, each Servicer will exercise commercially reasonable efforts to assist the Purchaser in any of its efforts to enforce or collect upon the Purchased Receivables.
(h)Power of Attorney. In accordance with the foregoing (and without limiting any Seller’s or Servicer’s duties under the Transaction Documents), each Seller and Servicer hereby grants to the Purchaser, a power of attorney, with full power of substitution, coupled with an interest, and hereby authorizes and empowers the Purchaser in the name of and on behalf of such Seller or Servicer (subject to Section 2(g)), to take such actions, and execute and deliver such documents, as the Purchaser deems necessary or advisable in connection with the servicing, collection, protection and enforcement of any Purchased Receivable.
(i)Servicer Indemnity. The Servicer hereby agrees to indemnify the Purchaser (together with its officers, directors, agents, representatives and employees (each, a “Servicer Indemnified Person”) from and against any and all claims, losses and liabilities (including, without limitation, reasonable attorneys’ fees) (all of the foregoing being collectively referred to as “Servicer Indemnified Amounts”) arising out of or resulting from any failure by the Servicer to perform its duties or obligations as Servicer hereunder in accordance with this Agreement or any claim brought by any Person other than a Servicer Indemnified Person arising from the Servicer’s collection activities with respect to the Purchased Receivables. The foregoing indemnification shall not apply in the case of any Servicer Indemnified Amounts to the extent (A) resulting from the gross negligence or willful misconduct of the applicable Servicer Indemnified Person seeking such indemnification or a breach in bad faith of such Servicer Indemnified Person’s

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express obligations under the applicable Transaction Documents, each as determined in a final non-appealable judgment by a court of competent jurisdiction, (B) of a proceeding that does not involve an act or omission by the Servicer and that is brought by a Servicer Indemnified Person against any other Servicer Indemnified Person (other than a proceeding that is brought against the Purchaser or any other agent in its capacity or in fulfilling its roles as an agent hereunder or any similar role with respect hereto), (C) arising from any financial inability to pay, general lack of creditworthiness, Insolvency Event or other deterioration in financial or credit condition with respect to the applicable Account Debtor, or (D) such Servicer Indemnified Amounts are recovered by the Purchaser through payment of the Repurchase Price. All amounts due under this Section shall be payable no later than ten (10) days after written demand (together with reasonably detailed invoices) therefor.
3.Representations and Warranties. Each Seller hereby represents and warrants to the Purchaser on the date hereof, and shall be deemed to represent and warrant on the date of each Purchase Request, on each Purchase Date (including the Initial Purchase Date) and on each Reconciliation Date as follows:
(a)Due Organization. It is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified would not reasonably to be expected to have a Material Adverse Effect.
(b)Due Execution; Enforceability. Each Transaction Document has been duly executed and delivered by such Seller. Each Transaction Document constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to the enforcement of creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought at equity or law).
(c)No Conflict. The execution, delivery and performance by such Seller of each Transaction Document (i) are within its corporate or other organizational powers, (ii) have been duly authorized by all necessary corporate or other organizational action, and (iii) do not violate (A) its organizational documents, (B) any law, rule or regulation applicable to such Seller, (C) any contractual restriction binding on or affecting such Seller or its property, or (D) any order, writ, judgment, award, injunction or decree binding on or affecting such Seller or its property, in each case, except to the extent any such violation could not reasonably be expected to have a Material Adverse Effect.

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(d)Authorizations; Filings. No authorization or approval or other action by, and no notice to or filing with, any governmental authority is required for the due execution, delivery and performance by each Seller of any Transaction Document except (i) such as have been obtained or made and are in full force and effect, (ii) any SEC filing to be made in connection with entrance by the Company into the Transaction Documents, and (iii) for the filing of any UCC financing statements as may be necessary to perfect the sale of Purchased Receivables hereunder.
(e)No Proceedings. There is no pending or, to the knowledge of any officer of the Company, threatened, action, proceeding, investigation or injunction, writ or restraining order affecting any Seller before any court, governmental authority or arbitrator, that, if adversely determined, would reasonably be expected to have a Material Adverse Effect, and no Seller is currently the subject of, and has no present intention of taking any action to commence, an Insolvency Event with respect to itself.
(f)No Insolvency. It is not subject to any Insolvency Event.
(g)Location of Organization. It has not changed the location of its jurisdiction of incorporation or organization in the last five years.
(h)Tax and ERISA Matters. It has filed all material tax returns and reports required by applicable law to have been filed by it and has paid all material taxes, assessments and governmental charges thereby shown to be owing by it, other than any such taxes, assessments or charges that are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established, except where the failure to file such returns or pay such taxes and/or assessments would not reasonably be expected to have a Material Adverse Effect. Each Seller’s assets are free and clear of any liens in favor of the Internal Revenue Service, any employee benefit plan or the PBGC other than inchoate tax liens resulting from an assessment of such Seller, except any such liens that would not reasonably be expected to have a Material Adverse Effect.
(i)Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.
(i)None of such Seller, any of its Subsidiaries or any director, officer, employee or agent of any Seller or any of its Subsidiaries or, to the knowledge of such Seller, any Account Debtor, is an individual or entity that is, or is owned or controlled by Persons that are (A) the subject of Sanctions, or (B) located, organized or resident in a Sanctioned Country.
(ii)Each of such Seller, to such Seller’s knowledge, its Subsidiaries and their respective officers, directors, employees and agents is in compliance with all applicable Anti-Corruption Laws and Anti-Money Laundering Laws.

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(iii)None of such Seller, and, to such Seller’s knowledge, any of its Subsidiaries or any director, officer, employee or agent of any Seller or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of Anti-Corruption Laws or Anti-Money Laundering Laws.
(iv)There is no action, suit or proceeding by or before any court or governmental agency, authority or body involving such Seller, any of its Subsidiaries or, to such Seller’s knowledge, any director, officer, employee or agent of such Seller or any of its Subsidiaries with respect to Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws or is pending or, to the knowledge of such Seller, threatened.
(v)Seller (or the Company) has implemented and maintains in effect policies and procedures reasonably designed to promote compliance by such Seller, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.
(j)Material Adverse Change. No Material Adverse Effect with respect to any Seller has occurred since the Company’s latest fiscal year end, for which the Company has delivered the Purchaser the financial statements pursuant to Section 4(b)(ii).
(k)Accuracy of Information. All information, exhibits, financial statements, documents, books, records or other reports furnished or to be furnished at any time by or on behalf of such Seller to the Purchaser in connection with the Transaction Documents is or will be complete and accurate in all material respects as of its date or as of the date so furnished, and does not and will not omit to state a material fact necessary in order to make the information contained therein taken as a whole, in light of the circumstances under which they were made, not misleading in any material respect as of the date when made or deemed made.
(l)Receivables Representations.
(i)Each Purchase Request includes, in respect of each Offered Receivable, a true and correct statement in all material respects of the Account Debtor’s name, the purchase order numbers, the invoice numbers, the Net Receivables Balance due in respect thereof, the Due Date and the Expected Payment Date, in each case, for each such Offered Receivable. All information contained in each Purchase Request is accurate in all material respects. Each invoice submitted by a Seller is accurate in all material respects as of the date of such invoice, and does not and will not omit to state a fact necessary in order to make the information contained therein taken as a whole, in light of the circumstances under which such

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statements were made, not misleading in any material respect as of the date when made or deemed made.
(ii)Each Offered Receivable listed in a Purchase Request is an Eligible Receivable.
(iii)Such Seller is the legal and beneficial owner of each relevant Offered Receivable free and clear of any lien, encumbrance, charge, adverse claim or security interest other than as contemplated in the Lien Release and Intercreditor Agreement and, upon the purchase of a Purchased Receivable, the Purchaser shall acquire full and valid ownership of such Purchased Receivable.
(iv)The Purchase Price for each Purchased Receivable represents the fair value of such Purchased Receivable plus the fair value of servicing such Purchased Receivable pursuant to the requirements of Section 2.
(v)Except for any financing statement containing a collateral description which covers the Receivables of the Sellers, which financing statement was filed in connection with a security interest in the Receivables pursuant to the Credit Agreement, and by which the terms of the Lien Release and Intercreditor Agreement such security interest is automatically released upon the sale of any such Receivable as provided hereunder, no UCC financing statement or other instrument or charge similar in effect covering any Purchased Receivable is on file in any filing or recording office, except those filed in favor of the Purchaser relating to this Agreement, and no competing notice of assignment or payment instruction or other notice inconsistent with the transactions contemplated by the Transaction Documents is in effect with respect to any Account Debtor.
(vi)Such Seller is in compliance in all material respects with the Contracts relating to the Purchased Receivables, and the Purchased Receivables and the Contracts related thereto are not subject to any Dispute, Dilution or any other offset, counterclaim or defense, whether arising out of the transactions contemplated by the Transaction Documents or independently thereof.
(vii)Such Seller shall treat each sale of Purchased Receivables hereunder as a sale for federal and state income tax, reporting and accounting purposes.
(viii)No Repurchase Event has occurred and is continuing with respect to any Purchased Receivable, unless such Seller has repurchased and paid the full amount of the Repurchase Price for the affected Purchased Receivables relating to such Repurchase Event in accordance with Section 5 and no Servicer Replacement Event has occurred and is continuing.

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4.Covenants. From the date hereof until the Final Collection Date, each Seller hereby covenants and agrees as follows:
(a)Notices. It shall promptly (but in no event later than two (2) Business Days (or four (4) Business Days with respect to clause (vi) below) following actual knowledge or receipt of notice thereof) deliver a reasonably detailed written notice to the Purchaser of (i) any credible Dispute asserted to the Seller in respect of a Purchased Receivable, (ii) any material breach by the applicable Seller or the applicable Account Debtor of the Contract which could reasonably be expected to give rise to such Account Debtor failing to pay all or any portion of any Purchased Receivable or give rise to any Dispute, (iii) any Insolvency Event with respect to any Account Debtor, (iv) it becoming illegal for an Account Debtor to pay all or any portion of any Purchased Receivable because of the imposition of any prohibition or restriction on such payments, (v) any lien, charge, adverse claim, discount, encumbrance or security interest asserted against a Purchased Receivable that is not permitted under this Agreement, (vi) any other event or matter that could reasonably be expected to result in a Material Adverse Effect, which such Seller reasonably believes should be reported (it being understood that a filing of such Material Adverse Effect with the Securities and Exchange Commission (the “SEC”) within four (4) Business Days of the occurrence thereof, will be deemed to satisfy the notice requirement of this clause (vi)), (vii) any Purchased Receivable not being an Eligible Receivable on the related Purchase Date therefor, (viii) any Dilution with respect to any Purchased Receivable, or (ix) any circumstance in connection with an Offered Receivable that may relate to tax evasion or any violation of Anti-Money Laundering Laws, Anti-Corruption Laws or Sanctions.
(b)Reporting Requirements. It shall provide to the Purchaser, without duplication:
(i)as soon as available and in any event within forty-five (45) days after the end of each of the first three quarterly period of each fiscal year of the Company, unaudited consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarter and related unaudited statements of consolidated income and retained earnings an of cash flows for such quarter;
(ii)as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, a copy of the audited consolidated financial statements of the Company and its Subsidiaries (together with explanatory notes thereon) and the auditor’s report letter for such year for the Company and its Subsidiaries, containing financial statements for such year audited by an independent certified public accountant of nationally recognized standing without a “going concern” or like qualification or exception or qualification arising out of the scope of the audit;

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(iii)promptly after the sending of or filing thereof, if any, copies of all reports and registration statements that the Company or any Seller files with the SEC or any national securities exchange and official statements that the Company or such Seller files with respect to the issuance of tax-exempt indebtedness;
(iv)at least ten (10) days’ prior to any change in a Seller’s name, a notice setting forth the new name and the proposed effective date thereof; and
(v)on each Reconciliation Date, a Reconciliation Report, and on each Weekly Report Date, a Weekly Report.
Any financial statement or other documents required to be delivered pursuant to Section 4(b)(i), 4(b)(ii) or 4(b)(iii) shall be deemed to have been delivered on the date on which the Company posts such financial statement or other document on its website at www.scotts.com or when such financial statement or other document is posted on the SEC’s website at www.sec.gov.
(c)Contracts; Purchased Receivables. It shall, at its expense, timely and fully perform in all material respects all the terms, covenants and other provisions required to be performed by it under the Contracts related to the Purchased Receivables, and shall require in accordance with such Seller’s policies and procedures the applicable Account Debtor to timely and fully perform and comply in all material respects with all terms, covenants and provisions required to be performed by such Account Debtor under the Contracts related to the Purchased Receivables. At its expense, it shall and shall require the applicable Account Debtor, to keep each Purchased Receivable in full force and effect as a valid and binding obligation of such Seller, enforceable in accordance with its terms, subject, as to enforcement of such Account Debtor’s payment obligation, to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors’ rights. It shall promptly (and in any event within five (5) Business Days following actual knowledge or receipt of notice thereof) inform the Purchaser of any material breach or default (subject to any applicable grace periods set forth in such Contract) by such Seller or any Account Debtor of any of the terms of any Contract which has not been cured.
(d)Compliance with Law. It shall comply with all applicable laws, rules, regulations and orders and all indentures, agreements and other instruments binding upon it or its property, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.
(e)Corporate Existence; Jurisdiction of Incorporation; Principal Office. It will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and will keep its state of organization in the state where it

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is organized as of the date hereof and principal place of business and chief executive office and the office where it keeps its records concerning the Purchased Receivables at the address set forth on Schedule III hereof or, upon thirty (30) days’ prior written notice to the Purchaser, at any other location in jurisdictions where all actions reasonably requested by the Purchaser or otherwise necessary to protect, perfect and maintain Purchaser’s ownership interest and security interest in the Purchased Receivables have been taken and completed by such Seller.
(f)Books and Records. It will maintain accurate books and accounts with respect to the Purchased Receivables and shall make a notation on its books and records, including any computer files, to indicate which Receivables have been sold to the Purchaser. It shall maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Purchased Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for collecting all Purchased Receivables (including records adequate to permit the daily identification of each Purchased Receivable and all Collections of and adjustments to each existing Purchased Receivable).
(g)Sales, Liens and Debt. It shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any lien, charge, encumbrance, adverse claim or security interest upon or with respect to, the Purchased Receivables or upon or with respect to any deposit or other account to which any Collections of any Purchased Receivables are sent (including the Collection Accounts), or assign any right to receive income in respect thereof, except the interests in favor of the Purchaser granted under the Transaction Documents and as permitted hereunder, the Credit Agreement and the Lien Release and Intercreditor Agreement.
(h)Extension or Amendment of Purchased Receivables; Notice of Change to Rebate Programs.  (i) It shall not amend or extend the payment terms under any Purchased Receivables or otherwise waive or permit or agree to any deviation from the terms or conditions of any Purchased Receivable (whether with the Account Debtor, any creditor of such Seller, any creditor of the Account Debtor or otherwise), in each case, without the prior written consent of the Purchaser and (ii) it shall provide the Purchaser with prior written notice of any change or proposed change to such Seller’s rebate or receivables adjustment or similar program which change could materially affect or increase the amount of Dilutions which may exist or arise with respect to any Purchased Receivables or Offered Receivables.
(i)Audits and Visits. It will, at any time and from time to time during regular business hours as reasonably requested by the Purchaser, permit the Purchaser, or

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its agents or representatives, upon reasonable prior notice, (i) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in such Seller’s possession or under its control relating to Purchased Receivables including the related Contracts and historical payment performance with respect to the Purchased Receivables and related Account Debtors for the past three years, and (ii) to visit its offices and properties for the purpose of examining and auditing such materials described in clause (i) above, and to discuss matters relating to the Purchased Receivables or its performance under the Transaction Documents or under the related Contracts with any of its officers or employees having knowledge of such matters (an “Audit”); provided that, unless a Servicer Replacement Event has occurred or there has been a material breach or default of any Seller’s obligations under the Transaction Documents, only one such Audit in any calendar year shall be at such Seller’s expense.
(j)Accounting Treatment. It will make or cause all disclosures made as required by applicable law, rule or regulation with respect to the sale of the Purchased Receivables to the Purchaser and account for such sale in accordance with Generally Accepted Accounting Principles or International Financial Reporting Standards, as applicable, then in effect.
(k)Further Assurances. It will, at its expense, promptly execute and deliver all further instruments and documents, and take all further action and provide all further notices that the Purchaser may reasonably request, from time to time, in order to perfect, protect or more fully evidence the full and complete ownership interest and security interest in the Purchased Receivables, or to enable the Purchaser to exercise or enforce the rights of the Purchaser under the Transaction Documents or under the Purchased Receivables.
(l)Taxes. It will pay any and all taxes (excluding the Purchaser’s income, gross receipts, net worth capital, franchise, doing business, other connection taxes, or similar taxes) relating to the transactions contemplated by the Transaction Documents, including the sale of each Purchased Receivable; except for those taxes that such Seller is contesting in good faith and for which adequate reserves have been taken and except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect
(m)No Adverse Act or Omission. It will refrain from any act or omission which could reasonably be expected to prejudice or limit the Purchaser’s rights under any of the Purchased Receivables or the Transaction Documents.
(n)Use of Proceeds. No proceeds of any purchase will be used (i) for any purpose that violates any applicable law, rule or regulation, including Regulations T, U or X of the Federal Reserve Board, or (ii) to acquire any security in any transaction

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which is not approved by the board of directors or comparable governing body of the issuer of such securities.
(o)No Merger. it shall not merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure except that, any Person may merge into or consolidate with a Seller in a transaction in which (i) such Seller is the surviving entity or (ii) the surviving entity (the "Successor Seller") is organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes such Seller's obligations under this Agreement and the other Transaction Documents to which such Seller is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Purchaser and for which all actions and filings have been made to maintain and continue the ownership interest of the Purchaser in the Purchased Receivables hereunder; provided, further, that, with respect to the foregoing clause (ii) only, if the foregoing are satisfied and if the Purchaser agrees that such Person may continue as a Seller hereunder and has received all appropriate Purchaser approvals, the Successor Seller will succeed to, and be substituted for, such Seller and this Agreement..
(p)Use of Site. It shall comply in all material respects with the terms and conditions of the License Agreement relating to such Seller’s use of the Site.
(q)Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws.
(i)No proceeds from any purchase of Purchased Receivables will be, directly or knowingly indirectly, (A) used or (B) loaned, contributed or otherwise made available to any Subsidiary, joint venture partner or other Person, in any case, (x) to fund any activities or business of or with any Sanctioned Person, or (y) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in any purchase of Purchased Receivables, whether as underwriter, advisor, investor or otherwise).
(ii)It and its Subsidiaries will implement and maintain in effect policies and procedures reasonably designed to promote compliance by such Seller and its Subsidiaries and their respective directors, officers, employees and agents, with all Sanctions requirements, Anti-Corruption Laws and Anti-Money Laundering Laws.
5.Repurchase Events. If a Repurchase Event with respect to any Purchased Receivable occurs and is continuing, then the applicable Seller shall repurchase such Purchased Receivable, (a) with respect to Repurchase Events that are the result of Dilutions, within three (3) Business Days after the Expected Payment Date, (b) with respect to a Repurchase Event that is a Deemed Dispute, the date on which such Purchased

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Receivable is 30 days past the Expected Payment Date in the absence of any Insolvency Event with respect to the Account Debtor, and (c) with respect to all Repurchase Events that are not the result of Dilution or a Deemed Dispute, within three (3) Business Days of such occurrence (the “Repurchase Date”). The Repurchase Price for such Purchased Receivable and all other amounts due under the Transaction Documents with respect to such Purchased Receivable shall be paid to the Purchaser Account in immediately available funds on the Repurchase Date. Upon payment in full of the Repurchase Price for the Purchased Receivable and all amounts due under the Transaction Documents with respect to such Purchased Receivable, such Purchased Receivable shall be repurchased by the applicable Seller from the Purchaser without recourse to or warranty by the Purchaser. Upon receipt by the Purchaser of the Repurchase Price paid by the applicable Seller, the security interest and all other right, title and interest of the Purchaser in such repurchased Purchased Receivable shall be automatically released and otherwise extinguished and such Seller shall have all right, title and interest in and to such repurchased Purchased Receivable. Each Seller agrees that the Purchaser may set off any amounts which may be payable by the Purchaser to such Seller against any unpaid obligation of such Seller under this Section 5. Notwithstanding the foregoing, if any applicable Seller repurchases any Purchased Receivables pursuant to this Agreement as a result of Repurchased Event caused by a Deemed Dispute and it is later determined to the reasonable satisfaction of the Purchaser that the related failure to pay was in fact due to or the result of an Insolvency Event with respect to the related Account Debtor or such Account Debtor’s financial inability to pay, general lack of creditworthiness, or other deterioration in financial or credit condition, then the Purchaser shall promptly (but no later than ten (10) calendar days after any such determination) repay to the applicable Seller the amount of the related Repurchase Price so paid to the Purchaser by such Seller in connection with such repurchase. In addition, in the case of a Dilution or Dispute with respect to any Purchased Receivable which occurs after the related Purchase Date and is not reflected in the applicable Purchase Price for such Purchased Receivable, and is not a Dilution or Dispute with respect to the entire amount of such Purchased Receivable, the applicable Seller may, in lieu of repurchasing such Purchased Receivable and after such applicable Seller has provided written notice of its intent to do so to the Purchaser thereof, instead pay to the Purchaser in cash, on the applicable Repurchase Date therefor (such date, the “Adjustment Amount Payment Date”), the applicable Adjustment Amount. In the case of any such election by the applicable Seller to pay the applicable Adjustment Amount, such Purchased Receivable shall remain the property of the Purchaser and shall not deemed to be resold to as repurchased by such Seller. In the case the Purchaser provides written notice to any applicable Seller that such Seller has failed to pay any outstanding Adjustment Amount within one (1) Business Day after the Adjustment Amount Payment Date, such event shall be deemed to be a payment failure on a Recourse Obligation under the terms of this Agreement (an “Adjustment Amount Payment Event”).

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6.Letter of Credit.
(a)In order to support the obligations of the Sellers to make payments of any Recourse Obligations as required by this Agreement, the Company shall obtain and provide to the Purchaser from the L/C Issuer a letter of credit for the benefit of the Purchaser, in form and substance reasonably satisfactory to the Purchaser.
(b)The Letter of Credit shall provide that a drawing may be made on the Letter of Credit only upon submission to the L/C Issuer of one or more certificates in accordance with the specific requirements of the Letter of Credit.
(c)Only upon or at any time after the occurrence of a Recourse Obligation where the applicable Seller has failed to pay all or any part of such Recourse Obligation at the time and in accordance with the provisions of this Agreement, the Purchaser may, subject to the availability of such amounts for drawing, draw on the Letter of Credit in an amount equal to any Recourse Obligation outstanding upon presentation to the L/C Issuer of one or more certificates in accordance with the specific requirements of the Letter of Credit. For the avoidance of doubt, such Recourse Obligations shall not include and the Letter of Credit shall not be drawn on with respect to losses or amounts that are unpaid due to the applicable Account Debtor’s financial inability to pay, general lack of creditworthiness, Insolvency Event or other deterioration in financial or credit condition of such Account Debtor.
7.Indemnification; Taxes; Payments; Expenses.
(a)Indemnification. Each Seller hereby jointly and severally agrees to indemnify the Purchaser (together with its officers, directors, agents, representatives and employees, each an “Indemnified Party”) from and against any and all claims, losses and liabilities, including reasonable and documented attorneys’ fees (collectively, the “Indemnified Amounts”) arising out of or resulting from any of the following: (i) the sale to the Purchaser of any Receivable which purports to be a Purchased Receivable as to which the representations and warranties made in any Transaction Document are not true and correct on the Purchase Date therefor (or if such representations and warranties specifically refer to an earlier date, as to which such representations and warranties are not true and correct in all material respects as of such earlier date); (ii) any representation or warranty made or deemed made by any Seller (or any of their respective officers) under or in connection with the Transaction Documents shall have been incorrect in any material respect when made; (iii) the failure by any Seller to perform any of its covenants or other obligations under the Transaction Documents; (iv) the failure by any Seller or any Purchased Receivable to comply with any applicable law, rule or regulation, (v) the failure to vest in the Purchaser an ownership interest or security interest (as understood under the UCC or any similar law with respect to the sale and assignment of receivables in any jurisdiction applicable to any Seller)

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in each Purchased Receivable and the proceeds and Collections in respect of such Purchased Receivables, except as otherwise permitted hereunder, free and clear of any liens, charges, adverse claims, security interests or encumbrances of any kind or nature whatsoever; (vi) any Dispute, Dilution or any other claim resulting from the services or merchandise related to such Purchased Receivable or the furnishing or failure to furnish such services or merchandise or relating to collection activities with respect to each such Purchased Receivable; (vii) the commingling by any Seller of Collections at any time with other funds of any Seller or any other Person; (viii) [reserved]; (ix) any products liability claim, personal injury or property damage suit, environmental liability claim or any other claim or action by a party of whatever sort, whether in tort, contract or any other legal theory, arising out of or in connection with the goods or services that are the subject of any Purchased Receivable with respect thereto; (x) losses for which the Purchaser has recourse against the Sellers as expressly provided in Section 1(d), Section 5 and Section 7, including, for the avoidance of doubt, the non-payment by the L/C Issuer for any claims under the Letter of Credit; provided, however, that the foregoing indemnification shall not apply to any non-payment by the L/C Issuer for any claims under the Letter of Credit to the extent such non-payment was the result of the Purchaser failing to make a drawing on the Letter of Credit in accordance with the terms of Section 6 of this Agreement; or (xi) the Transaction Documents and the transactions contemplated thereby and the purchases of the Purchased Receivables by the Purchaser pursuant to the terms hereof, including any suit, demand, claim or other dispute arising out of each Seller’s use of the Site in a manner not expressly contemplated under the Transaction Documents or the License Agreement. The foregoing indemnification shall not apply in the case of any Indemnified Amounts to the extent (A) resulting from the gross negligence or willful misconduct of the applicable Indemnified Party seeking such indemnification or a breach in bad faith of such Indemnified Parties’ express obligations under the applicable Transaction Documents, each as determined in a final non-appealable judgment by a court of competent jurisdiction, (B) of a proceeding that does not involve an act or omission by the Seller or any of its respective Affiliates and that is brought by an Indemnified Party against any other Indemnified Party (other than a proceeding that is brought against the Purchaser or any other agent in its capacity or in fulfilling its roles as an agent hereunder or any similar role with respect hereto), (C) arising from any financial inability to pay, general lack of creditworthiness, Insolvency Event or other deterioration in financial or credit condition with respect to the applicable Account Debtor, or (D) such Indemnified Amounts are recovered by the Purchaser through payment of the Repurchase Price, the payment of the Adjustment Amount or from the Letter of Credit. All amounts due under this Section shall be payable no later than ten (10) days after written demand (together with reasonably detailed invoices) therefor.
(b)Tax Indemnification. All payments on the Purchased Receivables from the Account Debtors and payments from Seller or Services to Purchaser hereunder

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will be made free and clear of any present or future taxes, withholdings or other deductions whatsoever. Each Seller will, jointly and severally, indemnify the Purchaser for any such taxes, withholdings or deductions (except as provided in this Section 7(b)) as well as any transfer tax, stamp duty or any similar tax or duty on documents or the transfer of title to property arising in the context of the Transaction Documents which has not been paid by a Seller. Further, each Seller shall pay, and indemnify and hold the Purchaser harmless from and against, any taxes that may at any time be asserted in respect of the Purchased Receivables (including any sales, occupational, excise, gross receipts, personal property, privilege or license taxes, or withholdings, but not including taxes excluded in this Section 7(b)) and costs, expenses and reasonable counsel fees in defending against the same, whether arising by reason of the acts to be performed by a Seller under the Transaction Documents or otherwise. If any such taxes are required to be paid, such Seller shall promptly pay such tax and shall promptly send evidence reasonably acceptable to the Purchaser confirming the payment of any such taxes. Seller shall not be responsible for (i) Purchaser’s income, gross receipts, net worth, capital, franchise, doing business or similar taxes imposed as a result of the Purchaser (1) being organized under the laws of the jurisdiction imposing such tax or (2) having any other present or former connection with the jurisdiction imposing such tax (other than connections arising from the Purchaser having executed, delivered, become a party to, performed its obligations under, received payments under, or engaged in any other transaction pursuant to or enforced under any Transaction Document), or (iii) taxes resulting from (1) a transfer or other disposition by Purchaser of all or any portion of its interest in the Purchased Receivables to any Person other than Seller or its Affiliates, (2) the gross negligence or willful misconduct of Purchaser as determined in a final non-appealable judgment by a court of competent jurisdiction, or (3) any certification or statement of the Purchaser under the Transaction Documents proving to have been incorrect in any material respect when made or deemed to be made. Concurrently with the execution of this Agreement (and from time to time thereafter upon the reasonable request of a Seller) the Purchaser will deliver to the Company an executed IRS Form W-9 certifying that the Purchaser is exempt from U.S. federal backup withholding tax.
(c)Increased Costs. If the Purchaser shall determine that any Regulatory Change regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on the Purchaser’s capital or assets or increasing the Purchaser’s amount of required liquidity as a consequence of (i) the Transaction Documents, (ii) any of the Purchaser’s obligations under the Transaction Documents or (iii) the Purchaser’s purchase or the ownership, maintenance or funding of any Purchased Receivables, to a level below that which the Purchaser would have achieved but for such Regulatory Change (taking into consideration the Purchaser’s policies with respect to capital adequacy), then, within ten (10) Business Days following written demand by the Purchaser, the Sellers shall, jointly and severally, pay to the Purchaser such additional amount or amounts as

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shall compensate the Purchaser for such event; provided, however that no Seller shall be required to compensate the Purchaser pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that the Purchaser notifies the applicable Seller of the Regulatory Change giving rise to such increased costs or reductions and of the Purchaser’s intention to claim compensation therefor; provided, further, that if the Regulatory Change giving rise to such increased costs or reductions is retroactive, then the six month period referred to above shall be extended to include the period of retroactive effect thereof. A certificate as to such amounts necessary to compensate Purchaser submitted to the applicable Seller by the Purchaser shall be conclusive and binding for all purposes as to the calculations therein, absent manifest error.
(d)Regulatory Indemnity. Each Seller will, jointly and severally, indemnify the Purchaser for all losses, costs, damages, claims, actions, suits, demands and liabilities suffered or incurred by or brought against the Purchaser arising out of or relating to any Compliance Action. The foregoing indemnification shall not apply to such indemnification obligations hereunder to the extent (A) resulting from the gross negligence or willful misconduct of the Purchaser seeking such indemnification or a breach in bad faith of such Indemnified Parties’ express obligations under the applicable Transaction Documents, each as determined in a final non-appealable judgment by a court of competent jurisdiction, (B) of a proceeding that does not involve an act or omission by the Seller or any of its respective Affiliates and that is brought by an Indemnified Party against any other Indemnified Party (other than a proceeding that is brought against the Purchaser or any other agent in its capacity or in fulfilling its roles as an agent hereunder or any similar role with respect hereto), (C) arising from an Insolvency Event, general lack of creditworthiness or other deterioration in financial or credit condition with respect to the applicable Account Debtor, or (D) such indemnified amounts are recovered by the Purchaser through payment of the Repurchase Price
(e)Setoff. Unless the applicable Seller notifies the Purchaser in writing that such Seller desires to pay on the date when due any amounts under the Transaction Documents and such Seller makes such payment to the Purchaser in immediately available funds on the date that such payment is due, such Seller hereby agrees and irrevocably authorizes the Purchaser, without further notice to such Seller, to set-off such amount against any amounts which may be payable at such time by the Purchaser to any Seller. No notification, act or consent of any nature whatsoever is required for the Purchaser to exercise such right of set-off to the extent related to any amounts paid or to be paid or payable under the Transaction Documents. To the extent that any such set-off relates to a deposit or other product not entered into in connection with this Agreement or the Transaction Documents, the Purchaser shall use commercially reasonable efforts to provide prompt notice (which may be by email) to the affected Seller describing in reasonable detail the amounts of any set-off exercised by the Purchaser.

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(f)Payments Generally. All amounts payable by any Seller or Servicer to the Purchaser under the Transaction Documents shall be paid in immediately available funds, free and clear of all deductions, set-off or withholdings whatsoever, except as may be required by law, and shall be paid on the date such amount is due by not later than 11:00 a.m. to the Purchaser Account. If any deduction or withholding is required by law, each Seller and Servicer shall pay to the Purchaser such additional amount as necessary to ensure that the net amount actually received by the Purchaser is equal to the full amount the Purchaser should have received had no such deduction or withholding been required. All payments to be made under the Transaction Documents or in respect of a Purchased Receivable shall be paid in Dollars. Any amounts that would fall due for payment on a day other than a Business Day shall be payable on the succeeding Business Day. All amounts due under the Transaction Documents by any Seller or Servicer shall accrue interest at the Discount Margin until paid and, except as otherwise specifically provided for under the Transaction Documents, shall be payable within three (3) Business Days of written demand therefor. All interest amounts calculated on a per annum basis under the Transaction Documents are calculated on the basis of a year of three hundred and sixty (360) days.
(g)Costs and Expenses. Each Seller and Servicer shall, jointly and severally, reimburse the Purchaser for all reasonable, documented and out-of-pocket costs (including reasonable attorneys’ fees and expenses) that the Purchaser incurs in connection with the preparation and negotiation of the Transaction Documents. In addition, each Seller and Servicer shall reimburse the Purchaser for all reasonable, documented and out-of-pocket costs (including reasonable attorneys’ fees and expenses) that the Purchaser incurs in connection with any amendments to the Transaction Documents, the granting of any waivers thereunder or thereunder and the administration, preservation of rights and enforcement thereof.
(h)Joint and Several Liability. Notwithstanding anything in any Transaction Document to the contrary (and whether or not any such obligation is specifically stated as being a joint and several obligation of any Servicer or any Seller), each Seller and Servicer hereby acknowledges and agrees that, where any Seller or Servicer has an obligation to perform or fulfill any duty, promise or obligation or otherwise make any repurchase, indemnity, gross up, expense reimbursement or any other payment or obligation under the Transaction Documents, each such Seller or Servicer hereby acknowledges and agrees that it will be, in all such cases, jointly and severally obligated with and on behalf of each Seller and Servicer, to pay and/or perform any such amount, obligation or term or provision.
8.Assignments and Participations.
(a)This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties hereto; provided, however, that no

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Seller nor Servicer may assign any of its rights under any Transaction Document without the prior written consent of the Purchaser.
(b)The Purchaser shall have the right, without the consent of any Seller or Servicer, to sell, assign, transfer, negotiate in all or any part of, or any interest in, the Purchased Receivables and/or the Purchaser’s obligations, rights and benefits under any Transaction Document to any Eligible Assignee or to grant participations in all or any part of, or any interest in, the Purchaser’s obligations, rights and benefits under any Transaction Document.
(c)The Purchaser shall have the right, with the consent of any Seller or Servicer (not to be unreasonably withheld or delayed), to sell, assign, transfer or negotiate in all or any party of, or any interest in, the Purchased Receivables and/or the Purchaser’s obligations, rights and benefits under any Transaction Document to any other Person who is not included under the Purchaser’s rights pursuant to Section 8(b) above, provided, that, such consent shall not be required upon the occurrence of a Servicer Replacement Event or an Insolvency Event with respect to any Seller or Servicer or any material breach by any Seller or Servicer hereunder or under any Transaction Document.
(d)Purchaser may, without the consent of the Seller, sell participations (each, a “Participant”) in all or a portion of Purchaser's rights and/or obligations under the Transaction Documents (including all or a portion of Purchased Receivables); provided that (i) Purchaser's obligations under the Transaction Documents shall remain unchanged, (ii) Purchaser shall remain solely responsible to the other parties hereto for the performance of Purchaser's obligations hereunder, and (iii) Seller shall continue to deal solely and directly with Purchaser in connection with Purchaser's rights and/or obligations under the Transaction Documents. Any agreement or instrument pursuant to which the Purchaser sells such a participation shall provide that Purchaser shall retain the sole right to enforce the Transactions Documents and to approve any amendment, modification or waiver of any provision of the Transaction Documents; provided that such agreement or instrument may provide that the Purchaser will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the pricing, maturity, payment dates, principal amounts due, rights in respect of Purchased Receivables and Related Rights, and otherwise provisions which affect the material rights of the Participant. Notwithstanding the foregoing, following any Servicer Replacement Event or any material breach by any Seller or Servicer hereunder or under any Transaction Document, the Purchaser may sell, assign or participate any of its rights or interests hereunder or under the Transaction Documents, without the consent of, or notice to, any Seller or the Company or any of the other restrictions provided above.

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9.General Provisions.
(a)Notices. Unless otherwise provided under any Transaction Document, any notice, request or other communication which the Purchaser, the Sellers or the Servicers may be required or may desire to give to the other parties hereto under any provision of this Agreement or the other Transaction Documents shall be in writing and sent by electronic mail, hand delivery or first class mail, certified or registered and postage prepaid, and shall be deemed to have been given or made when transmitted with receipt confirmed in the case of electronic mail, when received if sent by hand delivery or five (5) days after deposit in the mail if mailed, and in each case addressed to the Purchaser, the applicable Seller or the applicable Servicer as set forth on Schedule III. Any party hereto may change the address to which all notices, requests and other communications are to be sent to it by giving written notice of such address change to the other parties hereto in conformity with this clause (a), but such change shall not be effective until notice of such change has been received by such other parties. Each Seller and Servicer agrees that the Purchaser may presume the authenticity, genuineness, accuracy, completeness and due execution of any email communication bearing a facsimile or scanned signature resembling a signature of an authorized Person of a Seller or Servicer without further verification or inquiry by the Purchaser. Notwithstanding the foregoing, the Purchaser, in its sole discretion, may elect not to act or rely upon such a communication and shall be entitled (but not obligated) to make inquiries or require further action by such Seller or Servicer to authenticate any such communication.
(b)Survival. All covenants, representations and warranties made under the Transaction Documents shall continue in full force and effect so long as any Purchased Receivables remain outstanding, and each Seller’s and each Servicer’s obligations to indemnify the Purchaser with respect to expenses, damages, losses, costs, liabilities and other obligations (including the obligations arising under Section 7) shall survive the termination of this Agreement and the other Transaction Documents.
(c)Governing Law; Submission to Jurisdiction; Waiver of Jury Trial; Consequential Claims.
(i)This Agreement and the other Transaction Documents shall be governed by the laws of the State of New York, without giving effect to conflict of law principles that would require the application of the law of any other jurisdiction.
(ii)Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or federal court of the United States sitting in the Borough of Manhattan, New York City, and any appellate court from any thereof, in

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any action or proceeding arising out of or relating to this Agreement and the other Transaction Documents, or for recognition or enforcement of any judgment. Each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. A final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement and the other Transaction Documents in any New York State or federal court located in the Borough of Manhattan. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(iii)EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT SUCH PERSON MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.
(iv)Except with respect to the Indemnities and repurchase obligations of the Sellers and Servicers hereunder (to the extent they may be characterized as such), each party hereto shall not be liable to the other party hereto or responsible for any loss of business or profits, revenue or goodwill, or any indirect or consequential, special, exemplary or punitive damages, whether arising from breach of contract or otherwise, even if informed of the possibility of those losses or damages.
(d)Final Agreement. This Agreement and the other Transaction Documents represent the final agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements with respect to such subject matter.
(e)Severability. Each provision of this Agreement and each other Transaction Document shall be severable from every other provision hereof and thereof for the purpose of determining the legal enforceability of any specific provision. In case any provision in or obligation under this Agreement and each other Transaction

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Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
(f)Counterparts. This Agreement and each other Transaction Document may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Any signature (including, without limitation, (x) any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record and (y) any facsimile or .pdf signature) hereto or to any other Transaction Document, certificate, agreement or document related to this transaction, and any contract formation or record-keeping, in each case, through electronic means, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act, and the parties hereto hereby waive any objection to the contrary.
(g)No Waiver. No failure to exercise, nor any delay in exercising, on the part of the Purchaser, any right or remedy under this Agreement or the other Transaction Documents shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided under the Transaction Documents are cumulative and not exclusive of any other rights or remedies provided by law, including under the UCC.
(h)Patriot Act; Compliance Actions.
(i)The Purchaser hereby notifies each Seller and Servicer that pursuant to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Pub. L. 107-56, 115 Stat. 272 (Oct. 26, 2001)) (the “PATRIOT Act”) and solely to the extent any Seller is a “legal entity customer” under the requirements of 31 C.F.R. Sec. 1010.230 (the “Beneficial Ownership Regulation”), the Beneficial Ownership Regulation, the Purchaser is required to obtain, verify and record information that identifies each Seller and Servicer, which information includes the name, address and beneficial ownership of each Seller and Servicer and other information that will allow the Purchaser to identify such Seller and Servicer in accordance with the PATRIOT Act and the Beneficial Ownership Regulation, and each such Seller and Servicer agrees to provide such information to the extent

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applicable and any applicable certifications from time to time to the Purchaser.
(ii)Each Seller and Servicer acknowledges and agrees that (i) the Purchaser, its Affiliates and its service providers are required to act in accordance with the laws, rules and regulations of various jurisdictions, including those which relate to Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws, and (ii) the Purchaser may take, and may instruct its Affiliates and service providers to take, to the extent it is legally permitted to do so under the laws, rules and regulations of its jurisdiction, any action (a “Compliance Action”) which it, in its sole discretion, considers appropriate to act in accordance with Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws in any applicable jurisdiction. Such Compliance Action may include the interception and investigation of any payment, communication or instruction, the making of further inquiries as to whether a Person is subject to any Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws, and the refusal to process any transaction or instruction that does not conform with Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws.
(i)Confidentiality. Each party hereto agrees to maintain the confidentiality of the Information (as defined below) and shall not use the Information for purposes not arising in connection with or as a result of this Agreement, except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any governmental authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Transaction Document or any suit, action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder, (f) in the case of the Purchaser, subject to an agreement or arrangement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (it being understood that any Information may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on this clause (f) so long as such Person is not identified as a Disqualified Institution), (g) on a confidential basis to (1) any rating agency in connection with rating the Company or its Subsidiaries or the facilities provided for herein or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the facilities provided for herein, (h) in the case of the Purchaser, with the consent of the Company or (i) to the extent such Information (1) becomes

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publicly available other than as a result of a breach of this Section or (2) becomes available to the Purchaser on a nonconfidential basis from a source other than the Company. For the purposes of this Section, “Information” means all information received from the disclosing party in connection with the Agreement and the Transaction Documents and related its business that is proprietary in nature and that was (i) clearly marked or labelled or otherwise adequately identified when received as being confidential information or (ii) is of such nature that should be reasonably be expected to be proprietary , other than any such information that (i) was available to the recipient on a nonconfidential basis prior to its disclosure by the disclosing party or (ii) was or is independently developed by the recipient. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. This Section 9(i) shall survive the termination of this Agreement and the other Transaction Documents.
(j)No Reliance. Each Seller and Servicer acknowledges and agrees that it is a sophisticated party in relation to this Agreement and the other Transaction Documents and that it has taken independent legal and accounting advice in relation to the accounting treatment to be applied to the Transaction Documents. Each Seller and Servicer acknowledges and agrees that it has not relied on any representation of the Purchaser in this regard.
(k)Amendments. No provision of this Agreement may be amended or waived except by a writing signed by the parties hereto.
10.Site Terms and Conditions.
(a)License Agreement; Successor Site.
(i)Each Seller acknowledges and agrees that by signing this Agreement, it is bound by and will comply in all material respects with the terms of the License Agreement.
(ii)The Purchaser may from time to time elect (in its sole discretion) to replace the current Site with an alternative Site for the transactions contemplated herein. The Purchaser shall give each Seller reasonable prior written notice (such prior written notice being at least fifteen (15) Business Day prior to any such amendment, supplement or replacement) of any such amendment, supplement or replacement. The Purchaser may make a Seller’s ability to use any replacement Site conditional on such Seller’s execution of a License Agreement on terms acceptable to both the Purchaser and the Seller for the replacement Site. If a Seller does not wish to accept any amendment, supplement or replacement of the License

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Agreement, it must notify the Purchaser of such decision before the effective date of such changes and may not use the Site after such effective date. If, after the effective date of any such changes, a Seller makes any new Purchase Requests via the Site, it shall be deemed to have accepted such changes.
(iii)In the event the License Agreement is viewed on a website, a Seller may accept the terms of the Site either by clicking on an “I Accept” button, other internet-based banner consent, or similar interface.
(iv)Following a Seller’s election to use the Site, such Seller and the Purchaser shall perform under this Agreement using non-Site mechanisms (e.g., email) only during a Site Unavailability Period pursuant to clause (b) below. Upon operation of the Site for its intended purpose, each Seller and the Purchaser agree that the Site will be the exclusive portal for the functions included in the Site, and the Purchaser will no longer support manual processing of Purchase Requests except during a Site Unavailability Period.
(b)Site Unavailability Period.
(i)During the effectiveness of the Uncommitted Facility, in the event that the Purchaser determines the Site is unavailable for any reason and provides the Seller written notice of the same (the “Site Unavailability Period”), each Seller may continue to offer Offered Receivables for purchase by the Purchaser pursuant to the provisions set forth in this Section 10(b). Except as expressly provided herein, the Transaction Documents and the terms and conditions set forth therein shall be equally applicable to sales and purchases of Offered Receivables during the Site Unavailability Period utilizing the terms set forth in this Section 10(b) and not fully utilizing the Site in the manner otherwise contemplated in the Transaction Documents.
(ii)During a Site Unavailability Period, each Seller may submit to the Purchaser a written request substantially in the form of Annex D attached hereto (a “Request”) that the Purchaser purchase from such Seller the Offered Receivables described in such Request, and the Purchaser may, in its sole discretion, elect to accept or reject such Request. Such Request shall include all information that would otherwise have been submitted by the applicable Seller to the Purchaser through the Site. Each Request shall constitute a “Purchase Request” for all purposes of the Transaction Documents. The Purchase Price shall be calculated in the Request. The Purchaser shall confirm in writing the acceptance of a purchase and payment of the Purchase Price to the applicable Seller via email.

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(iii)During a Site Unavailability Period, communications (including Requests) with respect to the sale and purchase of Offered Receivables and reconciliations of Collections shall be conducted via email communication (including Excel files and PDF file attachments thereto), all in form and substance reasonably satisfactory to the Purchaser. Any changes in Account Debtor Credit Limits, Buffer Days or Credit Spread with respect to a Purchased Receivable during the Site Unavailability Period shall be communicated by the Purchaser pursuant to this clause (iii).
(c)Purchaser Liability. Notwithstanding anything to the contrary contained in this Section 10, in no event shall the Purchaser be liable (no matter what the cause of action) for any damages of any kind pursuant to or in connection with any Seller’s use of the Site unless such damages are solely and directly caused by the gross negligence or willful misconduct of the Purchaser as determined in a final judgment by a court of competent jurisdiction.
11.Appointment of Seller Representative.
Each Seller (in its capacity as Seller and as Servicer) hereby irrevocably appoints the Company as the agent and attorney-in-fact for all Sellers (the “Seller Representative”), which appointment shall remain in full force and effect until the Seller Representative shall have received prior written notice signed by each Seller (other than the Seller Representative) that such appointment has been revoked and another Seller has been appointed as Seller Representative. The Company hereby accepts such appointment as the Seller Representative. Each Seller hereby irrevocably appoints and authorizes the Seller Representative to: (a) submit Purchase Requests, provide Reconciliation Reports, provide and receive all notices, requests, elections, acknowledgments, agreements and consents hereunder or under any of the other Transaction Documents and (b) take all other actions (including in respect of compliance with covenants) on behalf of any Seller or the Sellers under this Agreement and the other Transaction Documents which the Seller Representative deems appropriate and to exercise powers as are reasonably incidental thereto to carry out the purposes of this Agreement and the other Transaction Documents. Each Seller agrees that each notice, request, election, representation and warranty, covenant, acknowledgement, agreement, consent and undertaking made on its behalf by the Seller Representative shall be deemed for all purposes to have been made by such Seller and shall be binding upon and enforceable against such Seller to the same extent as if the same had been made directly by such Seller. It is understood that the appointment of the Seller Representative hereunder is done solely as an accommodation to the Sellers, and the Purchaser shall in no way incur liability to any Seller as a result thereof. Each Seller expects to derive benefit, indirectly or directly, from the appointment of the Seller Representative. Each Seller hereby jointly and severally agrees to indemnify the Purchaser against any and all liability, by any third party whatsoever, arising from or incurred by reason of the Purchaser relying on any instructions of the Seller Representative.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

THE SCOTTS COMPANY LLC, an Ohio limited liability company, as a seller and a servicer
By:	/s/ MARK J. SCHEIWER
Name:	Mark J. Scheiwer
Title:	Vice President and Treasurer

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JPMORGAN CHASE BANK, N.A., as Purchaser
By:	/s/ JASON BENSON
Name:	Jason Benson
Title:	Executive Director

Schedule I
Account Debtor Information

Account Debtor	Account Debtor Credit Limit (USD)	Buffer Days
xxx	xxx	xxx
xxx	xxx	xxx
xxx	xxx	xxx
xxx	xxx	xxx

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Schedule II
Accounts

Collection Accounts
xxx
Bank Name: JPMorgan Chase Bank, N.A.
Account Number: xxx
ABA: ACH xxx / WIRE xxx
Account Holder Name: THE SCOTTS COMPANY LLC

xxx
Bank Name: JPMorgan Chase Bank, N.A.
Account Number: xxx
ABA: ACH xxx / WIRE xxx
Account Holder Name: THE SCOTTS COMPANY LLC

xxx
Bank Name: JPMorgan Chase Bank, N.A.
Account Number: xxx
ABA: ACH xxx / WIRE xxx
Account Holder Name: THE SCOTTS COMPANY LLC

xxx
Bank Name: JPMorgan Chase Bank, N.A.
Account Number: xxx
ABA: ACH xxx / WIRE xxx
Account Holder Name: THE SCOTTS COMPANY LLC
Seller’s Accounts
Bank Name: JPMorgan Chase Bank, N.A.
Account Number: xxx
ABA: ACH xxx / WIRE xxx
Account Holder Name: THE SCOTTS COMPANY LLC
Purchaser Account
Bank Name: JPMorgan Chase Bank, N.A.
ABA Number: xxx
Account Number: xxx
Account Holder Name: JPMORGAN CHASE BANK, N.A.-TRADE NEW YORK

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Schedule III
Notice Addresses
Sellers and Servicers
The Scotts Miracle-Gro Company
The Scotts Company LLC
c/o Treasury Department
14111 Scottslawn Road
Marysville, Ohio 43041
Purchaser
JPMorgan Chase Bank, N.A.
Attention: Lucia Szymanowski
Address: 575 Washington Blvd, Jersey City, NJ 07310
Email: lucia.szymanowski@jpmorgan.com

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Annex A
Definitions and Principles of Interpretation
“Account Control Agreement” means, with respect to each Collection Account, that certain deposit account control agreement, dated on or about the date hereof, among the applicable Seller, the applicable Servicer, the Purchaser and the account bank at which such Collection Account is held, pursuant to which the Purchaser is granted control over such Collection Account.
“Account Debtor” has the meaning set forth in the Recitals hereto.
“Account Debtor Credit Limit” means, with respect to any Account Debtor, the Dollar amount set forth on Schedule I hereto with respect to such Account Debtor, as such amount may be increased or reduced from time to time as agreed to in writing by the Purchaser and the applicable Seller.
“Additional Seller” has the meaning set forth in the introductory paragraph hereto.
“Adjustment Amount” means the amount equal to the dollar equivalent of the reduction of a Purchased Receivable as a result of a Dilution or Dispute that has occurred with respect to such Purchased Receivable after the applicable Purchase Date (as determined by Servicer and Purchaser) and such amount was not deducted from the Purchase Price for such Purchased Receivable on the Purchase Date.
“Adjustment Amount Payment Date” has the meaning set forth in Section 5.
“Adjustment Amount Payment Event” has the meaning set forth in Section 5.
“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, or is a director or officer of such Person. For purposes of this definition, “control,” when used with respect to any specified Person means the possession, directly or indirectly, of the power to vote 20% or more of the voting securities of such Person or to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” has the meaning set forth in the introductory paragraph hereto.
“Anti-Corruption Laws” means all laws, rules and regulations concerning or relating to bribery or corruption, including the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and all other applicable anti-bribery and corruption laws.
“Anti-Money Laundering Laws” means, with respect to any Person, all laws, rules and regulations concerning or relating to money laundering statutes, financial recordkeeping and reporting requirements of all jurisdictions where such Person or any of its Subsidiaries conducts

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business and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory authority.
“Approved Fund” means, with respect to Purchaser or Eligible Assignee, any Person (other than a natural person) that is engaged in purchasing, holding or investing in Receivables and similar extensions of credit in the ordinary course of its activities and that is administered, advised or managed by (a) Purchaser or an Eligible Assignee, (b) an Affiliate of Purchaser or an Eligible Assignee or (c) an entity or an Affiliate of an entity that administers, advises or manages Purchaser or an Eligible Assignee.
“Beneficial Ownership Regulation” has the meaning set forth in Section 9(h).
“Buffer Days” means, with respect to the Purchased Receivables of any Account Debtor, the sum of (a) the number of days (if any) set forth on Schedule I with respect to such Account Debtor, as such number of days may be increased or reduced from time to time as agreed in writing by the Purchaser and the applicable Seller, plus (b) such additional number of days as may be added by the applicable Seller and the Purchaser with respect to any Purchased Receivable on any Purchase Date to reflect the number of days between the date of such Purchased Receivable is expected to be paid by the related Account Debtor and the date when such payment will be transferred to the Purchaser’s Account in accordance with Section 2(d), above.
“Business Day” means any day that is not a Saturday, Sunday or other day on which banks in New York City are required or permitted to close.
“Collection Account” means, with respect to any Seller or Servicer, the “Collection Account” with respect to such Seller or Servicer set forth on Schedule II hereof.
“Collections” means, with respect to any Receivable, all cash collections, wire transfers, electronic funds transfers, checks, bills of exchange, negotiable and non-negotiable instruments, letters of credit, orders, drafts, promissory notes and any other form of payment received or to be received by the Purchaser, a Seller or a Servicer in payment of such Receivable, including amounts recovered under any insurance policy, and all cash proceeds thereof.
“Company” has the meaning set forth in the introductory paragraph hereto.
“Company Concentration Account” has the meaning set forth in Section 2(c).
“Compliance Action” has the meaning set forth in Section 9(h).
“Confidential Information” means any information of a party hereto that is clearly identified as being “Confidential Information”; provided that any information that (a) is part of the public domain without any breach of this Agreement or the other Transaction Documents by the receiving party; (b) is or becomes generally known to the general public or organizations engaged in the same or similar businesses as the receiving party on a non-confidential basis, through no wrongful act of such party; (c) is known by the receiving party prior to disclosure to

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it without any obligation to keep it confidential; (d) is disclosed to it by a third party which, to the best of the receiving party’s knowledge, is not required to maintain the information as proprietary or confidential; (e) is independently developed by the receiving party without reference to Confidential Information of the other party; or (f) is the subject of a written agreement whereby the other party consents to the disclosure of such Confidential Information a non-confidential basis, in each case, shall not be Confidential Information.
“Contract” means, with respect to any Receivable, the contracts and other agreements related to such Receivable.
“Credit Agreement” means that certain Sixth Amended and Restated Credit Agreement dated April 8, 2022 by and among, The Scotts Miracle-Gro Company, the Scotts Company LLC, Scotts Canada Ltd, the other subsidiary borrowers party thereto, the lenders party thereto including in their capacities as co-syndication agents, co-documentation agents, joint bookrunners and joint lead arrangers and JPMorgan Chase Bank, N.A. as Administrative Agent (the “Administrative Agent”), as amended, amended and restated, supplemented, modified or amended from time to time.
“Credit Spread” means, subject at all times to Section 1(b), 1.35% per annum, as such percentage may be increased or reduced from time to time as agreed to in writing by the Purchaser and the Company.
“Deemed Dispute” has the meaning set forth in the definition of Dispute.
“Dilution” means, with respect to any Offered and/or Purchased Receivable, all actual and potential offsets to such Receivable, including discounts, adjustments, credit memoranda, credit notes, returns and allowances, and billing errors; provided, however, that in no event shall failure to make a payment of a Purchased Receivable as a result of an Insolvency Event, inability to pay, general lack of creditworthiness or other deterioration in financial or credit condition of an Account Debtor be deemed a “Dilution”.
“Discount Margin” means the Term SOFR (the “Benchmark Rate”) plus the Credit Spread; provided that if the Benchmark Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purpose of this Agreement.
“Dispute” means, with respect to any Offered and/or Purchased Receivable, any dispute, discount, deduction, claim, offset, defense or counterclaim of any kind relating to such Receivable (other than a discount or adjustment granted with the Purchaser’s prior written approval), regardless of whether the same (a) is in an amount greater than, equal to or less than the Net Receivables Balance of such Receivable, (b) is bona fide or not, or (c) arises by an act of God, civil strife, war, currency restrictions, foreign political restrictions or regulations or any other circumstance beyond the control of the applicable Seller or the related Account Debtor. In the absence of an Insolvency Event of an Account Debtor, any Purchased Receivables 30 days past due or more of the Expected Payment Date are deemed to have a Dispute and be subject to Section 5 hereto (a “Deemed Dispute”); provided that in no event shall the failure to make payment of a Purchased Receivable as a result of an Insolvency Event, financial inability to pay,

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general lack of creditworthiness, or other deterioration in financial or credit condition of an Account Debtor be deemed a “Dispute”.
“Disqualified Institution” means, on any date, (a) any competitor or any other Person designated by the Company as a “Disqualified Institution” by written notice delivered to the Purchaser on or prior to the date hereof (in connection with the Credit Agreement or otherwise) and (b) any other Person that directly competes with the Company and its Subsidiaries in a principal line of business of the Company and its Subsidiaries, considered as a whole, which Person has been designated by the Company as a “Disqualified Institution” by written notice to the Purchaser not less than five (5) Business Days prior to such date; provided that, “Disqualified Institutions” shall exclude any Person that the Company has designated as no longer being a “Disqualified Institution” by written notice delivered to the Purchaser from time to time (in connection with the Credit Agreement or otherwise).
“Dollar” and “$” means the lawful currency of the United States of America.
“Due Date” means, with respect to any Purchased Receivable, the date the related invoice provides for timely payment in full of amounts owing thereunder.
“Eligible Account Debtor” means an Account Debtor:
(a)that is listed on Schedule I, as such Schedule may be updated from time to time as agreed to in writing by the Purchaser and the applicable Seller;
(b)that is not a governmental entity;
(c)that is not an Affiliate of the Company, any Seller or any Servicer;
(d)that does not have a billing address outside the United States of America;
(e)with respect to which no Insolvency Event has occurred; and
(f)that is not a Sanctioned Person.
“Eligible Assignee” means (a) an Affiliate of the Purchaser, or (b) a bank, or any Affiliate thereof, (c) an Approved Fund and (d) any other Person, other than, in each case, a natural person or any holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person, any Disqualified Institution, the Seller, any Subsidiary or any other Affiliate of the Seller.
“Eligible Receivable” means a Receivable:
(a)that is generated by the applicable Seller in the ordinary course of its business and in accordance with its credit and collection policies from the sale of goods or the provision of services to an Eligible Account Debtor under a duly authorized Contract that is in full force and effect and that is a legal, valid and binding obligation of such Seller and the related Account Debtor, enforceable against each

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such Person in accordance with its terms, and the provision of such services or sale of such goods has been fully rendered or fully delivered as of the Purchase Date relating thereto (and, if arising from the provision of services, such services have been accepted);
(b)that is evidenced by paper or electronic invoices or data files, including purchase order numbers, and Contracts, in form and substance reasonably satisfactory to the Purchaser, and such invoices or data files, including purchase order numbers, as applicable, and the Contracts and other information provided by the applicable Seller with respect to such Receivable delivered to the Purchaser are true and correct and comply with all applicable laws, rules and regulations;
(c)that is a valid, current and freely assignable “account” or “general intangible” within the meaning of Section 9-102 of the UCC of the state in which the applicable Seller is incorporated or formed as of the Purchase Date relating thereto, and is not evidenced by any instrument or chattel paper;
(d)that is payable in an amount not less than its Net Receivables Balance by the Account Debtor identified in the Purchase Request;
(e)that is payable in full on the Due Date with respect thereto and is not an installment receivable, and such Due Date is less than or equal to 100 days from the date of issuance of such Receivable (in an invoice or otherwise);
(f)that is owned by the applicable Seller, free and clear of all liens, encumbrances, charges, adverse claims and security interests of any Person;
(g)that is freely assignable without the consent of any Person, including the applicable Account Debtor;
(h)that is denominated and payable only in Dollars to the applicable Seller and was originated in the United States of America;
(i)that is not subject to any Dilution (other than any known Dilution reflected in the calculation of the Net Receivables Balance and the Purchase Price as of the related Purchase Date therefor) or Dispute;
(j)for which no default, event of default or termination event (howsoever defined) exists under the applicable Contract between the applicable Seller and the applicable Account Debtor;
(k)that, together with all other Purchased Receivables due from such Account Debtor, does not cause the aggregate amount of such Purchased Receivables to exceed the Account Debtor Credit Limit of such Account Debtor;

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(l)that is sold hereunder in good faith and without the intent to hinder, delay or defraud present or future creditors of the applicable Seller;
(m)for which the applicable Seller has billed the applicable Account Debtor and delivered to such Account Debtor all requested supporting claim documents with respect to such Receivable;
(n)for which no amounts have been paid by the applicable Account Debtor as of the date such Receivable is offered for purchase hereunder as an Offered Receivable;
(o)in respect of which the relevant Contract does not contain any provisions prohibiting the disclosure of information to the Purchaser in connection with such Contract (or the Account Debtor has waived in writing any such prohibitions or consented in writing to the disclosure of such information to the Purchaser);
(p)the related Account Debtor of which has been instructed to make payments thereon to a Collection Account and such Collection Account is not pledged to or under the control of any buyer from or creditor of the applicable Seller, (other than the control of the Purchaser pursuant to the Account Control Agreement); and
(q)that is not property or interest in property that is the subject of any Sanctions.
“Excluded Amounts” has the meaning set forth in Section 2(c).
“Excluded Receivable Proceeds” has the meaning set forth in Section 1(d)(iv).
“Expected Payment Date” means, with respect to any Purchased Receivable, the Due Date of such Purchased Receivable plus the Buffer Days with respect to such Purchased Receivable.
“Facility Extension Request” has the meaning set forth in Section 1(b)(ii).
“Final Collection Date” means the date following the Purchase Termination Date on which the Purchaser has received (a) all Collections owing on all Purchased Receivables (other than such Collections that have not been paid as a result of an Insolvency Event with respect to, or otherwise relating to the financial or credit condition of, an Account Debtor) and (b) all other payments, if any, required to be paid by each Seller under the Transaction Documents, including with respect to any Recourse Obligations and Indemnified Amounts.
“Indemnified Amounts” has the meaning set forth in Section 7(a).
“Indemnified Party” has the meaning set forth in Section 7(a).
“Information” has the meaning set forth in Section 9(i).

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“Initial Purchase Date” means the first Purchase Date on which Offered Receivables are purchased by the Purchaser from any Seller under this Agreement.
“Insolvency Event” means, with respect to any Person, (a) such Person shall generally not pay its debts as such debts become due; (b) such Person shall admit in writing its inability to pay its debts generally; (c) such Person shall make a general assignment for the benefit of creditors; (d) any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or (e) such Person shall take any action to authorize any of the actions set forth in clauses (a) through (d).
“L/C Issuer” means, collectively, Wells Fargo Bank NA., Bank of America, N.A. and Mizuho Bank, Ltd.
“Letter of Credit” has the meaning set forth in Section 6.
“License Agreement” means the terms and conditions under which a Seller or Servicer may use the Site until such time as they are amended, replaced or supplemented in accordance with Section 10.
“Lien Release and Intercreditor Agreement” means that certain lien release and intercreditor agreement by and among, the Purchaser, the Seller and the Administrative Agent under the Credit Agreement in form and substance satisfactory to the Purchaser.
“Material Adverse Effect” means a material adverse effect on (a) with respect to any Person, (i) the business, assets, operations or financial condition of such Person, or (ii) the ability of such Person to fulfill any of its obligations under the Transaction Documents, or (b) the rights of or benefits available to, the Purchaser under this Agreement and the other Transaction Documents.
“Net Receivables Balance” means, with respect to any Purchased Receivable, the invoice amount for such Receivable minus any existing and known Dilutions with respect to such Receivable as of the Purchase Date therefor.
“Offered Receivable” means, with respect to any Purchase Date, the Eligible Receivables proposed by a Seller to the Purchaser for purchase hereunder and described in the related Purchase Request to be purchased by the Purchaser on such Purchase Date.

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“Outstanding Purchase Price” means an amount equal to (a) the aggregate amount of all Purchase Prices paid by the Purchaser hereunder with respect to all Purchased Receivables, minus (b) the aggregate amount of all Collections with respect to such Purchased Receivables deposited into the Purchaser Account or otherwise directly received by the Purchaser.
“PATRIOT Act” has the meaning set forth in Section 9(h).
“Performance Undertaking” means the Performance Undertaking, dated as of the date hereof, pursuant to which the Company agrees to guarantee for the benefit of the Purchaser the performance of the obligations of the Sellers and the Servicers under this Agreement (and any Additional Seller who may from time to time become a party to this Agreement as a Seller or a Servicer).
“Person” means an individual, partnership, corporation (including a business trust), limited liability company, limited partnership, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
“Program Limit” means $600,000,000.
“Proposed Seller” has the meaning set forth in Section 1(g).
“Purchase Date” means each date on which the Purchaser purchases Offered Receivables from a Seller hereunder.
“Purchase Discount” means, with respect to any Purchased Receivable, an amount equal to (a) the Discount Margin, multiplied by (b) the Net Receivables Balance of such Purchased Receivable, multiplied by (c) the quotient of (i) the number of days from the Purchase Date on which such Purchased Receivable is purchased hereunder to the Expected Payment Date for such Purchased Receivable (such number of days, the “Discount Period”), and (ii) 360.
“Purchase Price” has the meaning set forth in Section 1(c).
“Purchase Request” means a request submitted by a Seller to the Purchaser (through the Site or, if the Site is unavailable, manually in accordance with Section 10) to purchase Offered Receivables.
“Purchase Termination Date” means October 25, 2024, which is the date that is 364 days from the date of this Agreement, as such date may be extended in accordance with the terms set forth in Section 1(b)(ii).
“Purchased Receivable” has the meaning set forth in Section 1(a).
“Purchaser” has the meaning set forth in the introductory paragraph hereto.
“Purchaser Account” means the “Purchaser Account” set forth on Schedule II hereof.

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“Receivable” means all accounts, instruments, documents, contract rights, general intangibles and chattel paper (as such terms are understood under the UCC), all tax refunds and proceeds of insurance relating thereto, and all other forms of obligations owing to the applicable Seller by an Account Debtor, whether now existing or hereafter arising, together with the Related Rights with respect thereto, and with respect to each of the foregoing, all Collections and proceeds thereof.
“Reconciliation Date” means, with respect to the reconciliation obligations under Section 2(e) of any Seller or Servicer for any weekly period, each Tuesday and Thursday of each such weekly period (or such other day during any such week as agreed to by the applicable Seller and the Purchaser) or, in each case, if such date is not a Business Day, the next succeeding Business Day.
“Reconciliation Report” has the meaning set forth in Section 2(e).
“Recourse Obligation” means any payment obligation payable by a Seller or the relevant Servicer to the Purchaser in respect of any amount payable with respect to a Purchased Receivable under Section 1(d), Section 5 or Section 7.
“Regulatory Change” means, with respect to any Person, (a) any change in (or the adoption, implementation, administration, change in phase-in or interpretation or commencement of effectiveness of) any (i) applicable law with respect to such Person, (ii) regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Person of (x) any governmental authority charged with the interpretation or administration of any applicable law referred to in clause (a)(i) above, or (y) any fiscal, monetary or other authority having jurisdiction over such Person, or (iii) Generally Accepted Accounting Principles, International Financial Reporting Standards or regulatory accounting principles applicable to such Person and affecting the application of such Person of any applicable law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above; or (b) any change in the application to such Person of any existing applicable law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (a) above.
“Related Rights” means, with respect to any Receivable, (a) all of the applicable Seller’s interest in any goods, contracts or other assets (including any returns goods or assets) relating to any sale giving rise to such Receivable; (b) all security interests, encumbrances, adverse claims, charges or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to a Contract related to such Receivable or otherwise, together with all financing statements in favor of the related Account Debtor describing any collateral securing such Receivable; (c) bank accounts (including each Collection Account) into which Collections on Purchased Receivables are deposited; (d) all tax refunds and proceeds of insurance with respect thereto; (e) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; (f) all books, records and other information (including computer programs, tapes, discs, punch cards,

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data processing software, and related property and rights) relating to such Receivable and the related Account Debtor; and (g) all collections and other proceeds with respect to the foregoing.
“Repurchase Event” means, with respect to any Purchased Receivable, the occurrence of any of the following:
(a)any representation or warranty by any Seller under the Transaction Documents with respect to such Purchased Receivable is incorrect when made or deemed made which materially and adversely affects the ability to collect the Net Receivables Balance of such Purchased Receivable on the Expected Payment Date;
(b)such Purchased Receivable was not an Eligible Receivable on the Purchase Date therefor;
(c)any representation or warranty by any Seller related to Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws is incorrect which in any way affects the Purchaser’s ability to accept funds or engage in transactions related to such Purchased Receivable on the Expected Payment Date;
(d)any Seller fails to perform or observe any other term, covenant or agreement with respect to such Purchased Receivable and such failure materially and adversely affects the ability to collect the Net Receivables Balance of such Purchased Receivable on the Expected Payment Date;
(e)a Dispute exists or an Account Debtor asserts a Dispute with respect to such Purchased Receivable and, in each case, such Dispute continues for two (2) Business Days after the applicable Seller or Servicer has knowledge or notice thereof;
(f)such Purchased Receivable is the subject of any Dilution, other than any Dilution known and deducted from the Purchase Price for such Purchased Receivable on the Purchase Date therefor; or
(g)any Seller instructs the Account Debtor with respect to such Purchased Receivable to pay amounts owing in respect of such Purchased Receivable to an account other than a Collection Account or any Account Debtor makes five (5) or more misdirections of such payments, other than to a Collection Account or the Purchaser Account.
“Repurchase Price” means, with respect to any repurchased Purchased Receivable, an amount equal to (a) the Net Receivables Balance of such Purchased Receivable, minus (b) the aggregate amount of Collections with respect to such Purchased Receivable deposited into the Purchaser Account or otherwise directly received by the Purchaser, plus (c) interest for the period from the Expected Payment Date for such Purchased Receivable to the date on which such Purchased Receivable has been paid in full, at a rate equal to the Discount Margin.

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“Request” has the meaning set forth in Section 10.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions.
“Sanctioned Person” means, at any time (a) any Person listed in any Sanctions-related list of designated persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority.
“Seller” has the meaning set forth in the introductory paragraph hereto.
“Seller Joinder Agreement” means a joinder agreement pursuant to which an Additional Seller becomes a party to this Agreement, substantially in the form of Annex C attached hereto.
“Seller Representative” has the meaning set forth in Section 11.
“Seller’s Account” means, with respect to any Seller or Servicer, the “Seller’s Account” with respect to such Seller or Servicer set forth on Schedule II hereof.
“Servicer” has the meaning set forth in Section 2(a).
“Servicer Replacement Event” means the occurrence of any of the following:
(a)an Insolvency Event with respect to any Servicer;
(b)any Servicer shall fail to pay any amount when due under any provision of this Agreement or the other Transaction Documents and such failure shall continue unremedied for three (3) Business Day;
(c)except as set forth in clause (b) above, any Servicer shall fail to perform any of its obligations as Servicer under any Transaction Document and such failure remains unremedied for ten (10) Business Days after the earlier of (x) such Servicer or the Company obtaining knowledge thereof or (y) the date on which written notice of such failure shall have been given to such Servicer or the Company by the Purchaser;

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(d)any representation or warranty made or deemed made by any Servicer in any Transaction Document is inaccurate, incorrect or untrue in any material respect on any date as of such it is made or deemed to be made and remains untrue or incorrect for ten (10) Business Days following the earlier of (x) such Servicer or the Company obtaining knowledge thereof or (y) the date on which written notice thereof shall have been given to such Servicer or the Company by the Purchaser; or
(e)any event or development has occurred with respect to any Servicer that could reasonably expected to result in a Material Adverse Effect, excluding changes in generalized market conditions affecting Servicer and its competitors in substantially similar effect.
“Servicing Fee” has the meaning set forth in Section 2(a).
“Site” means (a) any web-based interface(s) to which a Seller or Servicer is provided access by Global Supply Chain Finance Ltd. or its Affiliates or (b) any successor web-based interface(s) selected by the Purchaser pursuant to Section 10, in each case, for the purposes of the transactions contemplated by the Transaction Documents.
“Site Unavailability Period” has the meaning set forth in Section 10(b).
“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.
“Term SOFR” means, for any Discount Period, the Term SOFR Reference Rate for the tenor that equals to such Discount Period or if not available, the shortest tenor (for which the Term SOFR Reference Rate is available) that exceeds such Discount Period, published by the Term SOFR Administrator at approximately 5:00 a.m. (Chicago time) on the day (such day, the “Term SOFR Determination Day”) that is two (2) Business Days prior to the first day of such Discount Period; provided that if the applicable Term SOFR Reference Rate has not been published by the Term SOFR Administrator as of 5:00 p.m. (New York City time) on such Term SOFR Determination Day, then Term SOFR will be the Term SOFR Reference Rate published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR Reference Rate was published by the Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.
“Term SOFR Cessation Event” means the occurrence of one or more of the following events with respect to the Term SOFR Reference Rate: (1) a public statement or publication of information by or on behalf of the Term SOFR Administrator announcing that such administrator

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has ceased or will cease to provide the Term SOFR Reference Rate for all available tenors, permanently or indefinitely, with no successor administrator having been appointed to provide such rate at such time; (2) a public statement or publication of information by the regulatory supervisor for the Term SOFR Administrator, the Board of Governors of the Federal Reserve System, the Term SOFR Administrator, an insolvency official with jurisdiction over the Term SOFR Administrator, a resolution authority with jurisdiction over the Term SOFR Administrator or a court or an entity with similar insolvency or resolution authority over the Term SOFR Administrator, in each case which states that the Term SOFR Administrator has ceased or will cease to provide the Term SOFR Reference Rate for all available tenors permanently or indefinitely, with no successor administrator having been appointed to provide such Term SOFR Reference Rate at such time; or (3) a public statement or publication of information by the regulatory supervisor for the Term SOFR Administrator announcing that the Term SOFR Reference Rate for all available tenors are no longer, or as of a specified future date will no longer be, representative.
“Term SOFR Reference Rate” means for any date and time, the “CME Term SOFR Reference Rate” as administered by the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Purchaser in its reasonable discretion, or any other entity that takes over the administration of such rate, the “Term SOFR Administrator”) and available on its website, currently at https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr.html, and as displayed on such day and at such time, or any appropriate screen page of any information service that publishes such rate from time to time as selected by the Purchaser in its reasonable discretion.
“Transaction Documents” means this Agreement, each Purchase Request (including any Request), each Seller Joinder Agreement, the Performance Undertaking, the Letter of Credit, the Account Control Agreement, and all other documents and agreements to be executed and delivered by the Company, the Sellers or the Servicers in connection with any of the foregoing, in each case, as amended, restated, supplemented or otherwise modified from time to time.
“Trigger Event” has the meaning set forth in Section 2(g).
“UCC” means (i) the Uniform Commercial Code in effect in the applicable jurisdiction from time to time, and (ii) if no such state is specified, the Uniform Commercial Code in effect in the State of New York from time to time.
“Weekly Report” has the meaning set forth in Section 2(e).
“Weekly Report Date” has the meaning set forth in Section 2(e).

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Principles of Interpretation
In this Agreement and the other Transaction Documents:
(a)Unless otherwise stated, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.
(b)The singular number includes the plural number and vice versa.
(c)Reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents.
(d)Reference to any gender includes each other gender.
(e)Reference to day or days without further qualification means calendar days.
(f)Reference to any time means New York City time.
(g)The phrase “include” or “including” means “including, without limitation”.
(h)Reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, waived, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor.
(i)Reference to any law, rule or regulation means such law, rule or regulation as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any law, rule or regulation means that provision of such law, rule or regulation from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision.

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Annex B
Conditions Precedent to Initial Purchase Date

(a)If available in the applicable jurisdiction, a certificate issued by the jurisdiction under the laws of which such Person is organized as to the legal existence and good standing of each Seller.
(b)Certified copies of each Seller’s organizational documents and certified copies of all documents evidencing necessary corporate action and governmental approvals, if any, with respect to the Transaction Documents.
(c)A certificate of the Secretary or Assistant Secretary of each Seller certifying the names and true signatures of the incumbent officers of such Person authorized to sign the Transaction Documents.
(d)(x) Completed requests for information (UCC search results and similar lien or charge search results in any applicable jurisdiction of a Seller or a Servicer) dated within 30 days of the Initial Purchase Date, and a schedule thereof listing all effective financing statements that name any Seller as debtor, together with copies of all other financing statements filed against Seller and (y) releases of, and acknowledgment copies of proper termination statements (Form UCC-3 or similar form in any applicable jurisdiction) necessary to evidence the release of all security interests, ownership and other rights of any Person previously granted by the applicable Seller in the Receivables owing from Account Debtors.
(e)Acknowledgment or time-stamped receipt copies of proper financing statements (showing Seller as “debtor/seller” and the Purchaser as “secured party/buyer”) duly filed on or before the Initial Purchase Date under the UCC.
(f)A favorable corporate opinion of outside counsel to each Seller in form and substance reasonably satisfactory to the Purchaser and in each applicable jurisdiction in which such Person is organized addressing, without limitation, the corporate existence of such Person, its power and authority to enter into the Transaction Documents, no required governmental consents, no conflict with law, its organizational documents and material agreements to which it is a party, security interest and perfection matters, and enforceability of the Transaction Documents under the laws of each applicable jurisdiction.
(g)A favorable opinion from outside counsel to each Seller in form and substance satisfactory to the Purchaser and addressing the “true sale” of the Receivables.
(h)Proof of payment of all reasonable and documented out of pocket attorneys’ fees and disbursements incurred by the Purchaser up to the Initial Purchase Date and invoiced to each Seller at least one Business Day prior to such date.

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(i)Duly executed copies of this Agreement, the Performance Undertaking and the Account Control Agreement.
(j)A duly executed letter of termination or evidence satisfactory to the Purchaser of the termination of the Rabobank Receivables Purchase Facility (as defined in the Credit Agreement) and UCC-3 terminations of financing statements in favor of Rabobank, U.A. (New York Branch) with respect to the Rabobank Receivables Purchase Facility.
(k)Evidence satisfactory to the Purchaser of the termination of each deposit account control agreement in favor of Rabobank, U.A. (New York Branch).
(l)The duly executed Lien Release and Intercreditor Agreement.
(m)A duly executed Letter of Credit issued by the L/C Issuer in favor of the Purchaser in form and substance satisfactory to the Purchaser and the Company.
(n)Each Seller and Servicer shall have instructed each Account Debtor that all payments with respect to the Offered Receivables shall be made directly to the applicable Collection Account.
(o)All documents and other evidence that the Purchaser requires for its “know-your-customer” and other compliance diligence on each Seller, each Servicer, and each Account Debtor.

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Annex C
Form of Seller Joinder Agreement

THIS JOINDER AGREEMENT, dated as of [__________], [____] (this “Joinder Agreement”) among the Person to be joined hereby as a Seller and Servicer under the Purchase Agreement (as defined below) and listed on Schedule I attached hereto (the “New Seller”), each Seller and Servicer party to the Purchase Agreement as of the date hereof (collectively, the “Existing Sellers”), and JPMorgan Chase Bank, N.A (the “Purchaser”).
BACKGROUND
1.    The Existing Sellers and the Purchaser have entered into that certain Master Receivables Purchase Agreement, dated as of October 27, 2023 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”).
2.    The New Seller desires to become a party to the Purchase Agreement as a Seller and a Servicer pursuant to Section 1(g) thereof.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Definitions. Capitalized terms used in this Joinder Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Purchase Agreement.
SECTION 2. Purchase Agreement. The New Seller hereby joins the Purchase Agreement pursuant to Section 1(g) thereof for the purpose of becoming a Seller thereunder and agrees to be bound by all terms and conditions of the Purchase Agreement as and with respect to itself and the Receivables sold by it to the Purchaser. The New Seller hereby acknowledges that it has received a copy of the Purchase Agreement, each other Transaction Document and all related agreements.
SECTION 3. Miscellaneous.
(a)    The New Seller’s chief executive office, principal place of business and the office where it keeps its records concerning the Purchased Receivables is [___________]. The New Seller’s jurisdiction of organization is [____________]. The Collection Account(s) and Seller’s Account(s) for the New Seller for purposes of Schedule II to the Purchase Agreement and its notice information for purposes of Schedule III to the Purchase Agreement are as follows:
[List Account(s); Account Bank, Account Name, Account Number, ABA]
[Notice Information]

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(b)    This Joinder Agreement shall be governed by the laws of the State of New York, without giving effect to conflict of law principles that would require the application of the law of any other jurisdiction.
(c)    This Joinder Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.
(d)    This Joinder Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Any signature (including, without limitation, (x) any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record and (y) any facsimile or .pdf signature) hereto or to any other certificate, agreement or document related to this transaction, and any contract formation or record-keeping, in each case, through electronic means, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act, and the parties hereto hereby waive any objection to the contrary.
(e)    By signing in the space provided for it below, Company, in its capacity as guarantor under the Performance Undertaking, hereby confirms, acknowledges and agrees that the New Seller shall be a “Guaranteed Entity” and covered by all of the terms and guarantees of the Performance Undertaking provided by Company.

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IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be executed by its duly authorized officer as of the date and year first above written.

[NAME OF NEW SELLER], as a Seller and Servicer
By:
Name:
Title:

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JPMORGAN CHASE BANK, N.A., as Purchaser
By:
Name:
Title:

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CONFIRMED AND AGREED:

[SELLER(S) AND SERVICER(S)], as an Existing Seller
By:
Name:
Title:

The Scotts Miracle-Gro Company, as Performance Guarantor
By:
Name:
Title:

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Annex D
Form of Request
(For Use during a Site Unavailability Period)
[Date]
JPMorgan Chase Bank, N.A., as Purchaser
Attention: Lucia Szymanowski
575 Washington Blvd,
Jersey City, NJ 07310
Reference is hereby made to that certain Master Receivables Purchase Agreement, dated as October 27, 2023, by and among, inter alios, The Scotts Company LLC (the “Seller”) and JPMorgan Chase Bank, N.A. (the “Purchaser”) (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.
Pursuant to the terms of the Agreement, the Seller hereby requests that the Purchaser purchase from the Seller the Offered Receivables listed on the Exhibit attached hereto with an aggregate Purchase Price of $[___________] on [date] (the “Purchase Date”).
The Seller represents and warrants that, as of the Purchase Date (assuming the purchase of the Offered Receivables pursuant to the terms of the Agreement):
1.the Purchaser has received (A) this Request by 12:00 p.m. (New York time) at least one (1) Business Day prior to the Purchase Date, (B) all invoices issued to the Account Debtor that is an obligor on any such Offered Receivables and the related Contracts for such Offered Receivables, and (C) such additional supporting documentation with respect to such Offered Receivables that the Purchaser may have reasonably requested;
2.such Seller’s representations and warranties made under the Transaction Documents are true and correct in all material respect (except all representations and warranties that were made as of earlier date, shall be true and correct in all material respects as of such earlier date);
3.such Seller is in compliance in all material respects with all of its covenants under the Transaction Documents;
4.no Repurchase Event exists, unless such Seller has repurchased and paid (or is paying on the Purchase Date) the full amount of the Repurchase Price for the affected Purchased Receivables pursuant to the terms of Section 5 of the Agreement;
5.following the sale and purchase of such Offered Receivables on the Purchase Date, (A) the Outstanding Purchase Price does not exceed the Program Limit and (B) the Outstanding Purchase Price with respect to the Purchased Receivables payable by any

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Account Debtor does not exceed the Account Debtor Credit Limit for such Account Debtor;
6.no Insolvency Event has occurred with respect to any Account Debtor obligated on such Offered Receivables, and no Insolvency Event with respect to any Seller or Servicer has occurred; and
7.the Letter of Credit is in full force and effect .
[Remainder of page intentionally blank; signature page follows]

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Upon acceptance by the Purchaser of this Request and payment of the Purchase Price, the Purchaser hereby purchases, and the Seller hereby sells, all of the Seller’s right, title and interest (but none of the Seller’s obligations) with respect to the Offered Receivables on the attached Exhibit as of the date hereof, and the Offered Receivables shall become Purchased Receivables in the manner set forth in the Agreement.

THE SCOTTS COMPANY LLC
By:
Name:
Title:
REQUEST ACCEPTED:

JPMORGAN CHASE BANK, N.A., as Purchaser
By:
Name:
Title:

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EXHIBIT TO REQUEST
List of Offered Receivable for Account Debtor [____________]
Proposed Purchase Date of ____________, 20__

Invoice/Purchase Order Number	Invoice Amount	Net Receivables Balance	Customer P.O. #	Due Date	Expected Payment Date

CALCULATION OF PURCHASE PRICE FOR THE OFFERED RECEIVABLES
Net Receivables Balance:
minus
the Purchase Discount:
Purchase Price:
CALCULATION OF ACCOUNT DEBTOR CREDIT LIMIT

Account Debtor’s Credit Limit: Outstanding Purchase Price of Purchased Receivables with respect to Account Debtor (excluding the Offered Receivables): plus
Purchase Price of Offered Receivables with respect to Account Debtor:
Aggregate Outstanding Purchase Price for such Account Debtor:[1]

CALCULATION OF PROGRAM LIMIT
Program Limit: $[AMOUNT]

Outstanding Purchase Price (excluding all Offered Receivables as of the Purchase Date): plus
Purchase Price of all Offered Receivables as of the Purchase Date:
Aggregate Outstanding Purchase Price:[2]

1 Not to exceed the Account Debtor’s Credit Limit
2 Not to exceed Program Limit.

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Annex E
Form of Facility Extension Request
[Date]
JPMorgan Chase Bank, N.A., as Purchaser
Attention: Lucia Szymanowski
575 Washington Blvd,
Jersey City, NJ 07310
Reference is hereby made to that certain Master Receivables Purchase Agreement, dated as October 27, 2023, by and among, inter alios, The Scotts Company LLC (the “Seller”) and JPMorgan Chase Bank, N.A. (the “Purchaser”) (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.
Pursuant to Section 1(b)(ii) of the Agreement, The Scotts Miracle-Gro Company hereby irrevocably requests that the Purchaser extend the current Last Purchase Date to [DATE] (the “New Purchase Termination Date”).
The Scotts Miracle-Gro Company for itself and on behalf of the other Sellers hereby (a) represents and warrants to the Purchaser that: (i) the representations and warranties as Sellers and as Servicers in the Agreement are true and correct in all material respects on and as of the date hereof (except that any such representation and warranty made as of an earlier date, shall be true and correct in all material respects as of such earlier date); and (ii) no default no default under the Agreement has occurred or is continuing or would occur as a result of this Facility Extension Request, and (b) affirms its understanding that the Uncommitted Facility is not a commitment and does not in any way obligate the Purchaser to purchase any Offered Receivables under the Agreement.

The Scotts Miracle-Gro Company
By:
Name:
Title:

The Purchaser hereby consents to this Facility Extension Request, and effective as of the current Purchase Termination Date, the current Purchase Termination Date shall be amended to be the New Purchase Termination Date.

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JPMorgan Chase Bank, N.A., as Purchaser
By:
Name:
Title:

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